                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          GREAT PLAINS SOFTWARE, INC.,

                             GPS ACQUISITION, INC.,

                            FRx SOFTWARE CORPORATION

                                       and

                                MICHAEL L. ROHAN



                                February 22, 2000

                                                         TABLE OF CONTENT

                                                                                                            PAGE NO.
ARTICLE I  THE MERGER.............................................................................................2

   1.01   THE MERGER..............................................................................................2
   1.02   EFFECT OF MERGER........................................................................................2
   1.03   EFFECTIVE TIME..........................................................................................2
   1.04   DIRECTORS AND OFFICERS..................................................................................2
   1.05   ARTICLES OF INCORPORATION; BYLAWS.......................................................................2
   1.06   TAKING OF NECESSARY ACTION; FURTHER ACTION..............................................................3
   1.07   THE CLOSING.............................................................................................3

ARTICLE II  CONVERSION OF SECURITIES AND CLOSING..................................................................3

   2.01   MERGER CONSIDERATION; POTENTIAL ADJUSTMENT TO MERGER CONSIDERATION......................................3
   2.02   CONVERSION OF SECURITIES................................................................................4
   2.03   STOCK OPTIONS...........................................................................................6
   2.04   DISSENTING SHARES.......................................................................................7
   2.05   EXCHANGE OF CERTIFICATES................................................................................7
   2.06   RESTRICTIONS ON TRANSFER................................................................................8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ROHAN..............................................9

   3.01   INCORPORATION; CORPORATE POWER AND AUTHORITY............................................................9
   3.02   SUBSIDIARIES...........................................................................................10
   3.03   CAPITALIZATION.........................................................................................10
   3.04   EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT; MEETING OF STOCKHOLDERS..............................11
   3.05   NO BREACH..............................................................................................12
   3.06   FINANCIAL STATEMENTS...................................................................................12
   3.07   ABSENCE OF UNDISCLOSED LIABILITIES.....................................................................13
   3.08   NO MATERIAL ADVERSE CHANGES............................................................................13
   3.09   ABSENCE OF CERTAIN DEVELOPMENTS........................................................................13
   3.10   TITLE TO PROPERTIES....................................................................................15
   3.11   ACCOUNTS RECEIVABLE....................................................................................16
   3.12   TAX MATTERS............................................................................................16
   3.13   CONTRACTS AND COMMITMENTS..............................................................................18
   3.14   INTELLECTUAL PROPERTY RIGHTS...........................................................................20
   3.15   SOFTWARE WARRANTIES....................................................................................23
   3.16   LITIGATION.............................................................................................24
   3.17   WARRANTIES.............................................................................................25
   3.18   EMPLOYEES..............................................................................................25
   3.19   EMPLOYEE BENEFIT PLANS.................................................................................25
   3.20   INSURANCE..............................................................................................28
   3.21   AFFILIATE TRANSACTIONS.................................................................................28
   3.22   CUSTOMERS..............................................................................................28
   3.23   COMPLIANCE WITH LAWS; PERMITS..........................................................................28
   3.24   ENVIRONMENTAL MATTERS..................................................................................29
   3.25   BANK ACCOUNTS..........................................................................................30
   3.26   INDEMNIFICATION OBLIGATIONS............................................................................30
   3.27   BROKERAGE..............................................................................................30
   3.28   VOTE REQUIRED..........................................................................................30
   3.29   TAX MATTERS............................................................................................30
   3.30   DISCLOSURE.............................................................................................30

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................................31

   4.01   INCORPORATION AND CORPORATE POWER......................................................................31

                                      i
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   4.02   EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT.......................................................31
   4.03   NO BREACH..............................................................................................31
   4.04   PARENT COMMON STOCK....................................................................................31
   4.05   SEC FILINGS; FINANCIAL STATEMENTS......................................................................32
   4.06   ABSENCE OF UNDISLOSED LIABILITIES; NO LITITGATION......................................................33
   4.07   NO MATERIAL ADVERSE CHANGES OF EVENTS..................................................................33
   4.08   MERGER SUB.............................................................................................33
   4.09   TAX MATTERS............................................................................................33
   4.10   FULL DISCLOSURE........................................................................................33

ARTICLE V  CONDUCT PRIOR TO THE EFFECTIVE TIME...................................................................34

   5.01   CONDUCT OF THE BUSINESS................................................................................34
   5.02   ACCESS TO BOOKS AND RECORDS............................................................................35

ARTICLE VI  ADDITIONAL AGREEMENTS...............................................................................366

   6.01   STOCKHOLDER APPROVAL...................................................................................36
   6.02   REGULATORY FILINGS.....................................................................................36
   6.03   CONDITIONS.............................................................................................36
   6.04   NO NEGOTIATIONS........................................................................................36
   6.05   APPROVALS AND CONSENTS.................................................................................37
   6.06   NOTIFICATION OF CERTAIN MATTERS........................................................................37
   6.07   REORGANIZATION.........................................................................................37
   6.08   TAX MATTERS............................................................................................37
   6.09   REGISTRATION OF PARENT COMMON STOCK...................................................................379
   6.10   FORM S-8...............................................................................................39
   6.11   NASDAQ NATIONAL MARKET.................................................................................39
   6.12   TERMINATION OF COMPANY INVESTOR RIGHTS.................................................................39
   6.13   ESCROW ARRANGEMENTS....................................................................................40
   6.14   COOPERATION WITH ROHAN.................................................................................40

ARTICLE VII  CONDITIONS TO CLOSING...............................................................................40

   7.01   CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER...........................................40
   7.02   ADDITIONAL CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATIONS.........................................41
   7.03   ADDITIONAL CONDITIONS TO COMPANY'S OBLIGATIONS.........................................................43

ARTICLE VIII  TERMINATION........................................................................................44

   8.01   TERMINATION............................................................................................44
   8.02   EFFECT OF TERMINATION.................................................................................455

ARTICLE IX  SURVIVAL; INDEMNIFICATION............................................................................45

   9.01   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................................................45
   9.02   INDEMNIFICATION........................................................................................45
   9.03   INDEMNIFICATION BY PARENT..............................................................................46
   9.04   METHOD OF ASSERTING CLAIMS.............................................................................47
   9.05   SOLE AND EXCLUSIVE REMEDY..............................................................................48

ARTICLE X  MISCELLANEOUS.........................................................................................48

   10.01  PRESS RELEASES AND ANNOUNCEMENTS.......................................................................48
   10.02  EXPENSES...............................................................................................49
   10.03  FURTHER ASSURANCES.....................................................................................49
   10.04  AMENDMENT AND WAIVER...................................................................................49
   10.05  NOTICES................................................................................................49
   10.06  ASSIGNMENT.............................................................................................50
   10.07  SEVERABILITY...........................................................................................50
   10.08  COMPLETE AGREEMENT.....................................................................................50

                                      ii

   10.09  COUNTERPARTS...........................................................................................50
   10.10  GOVERNING LAW..........................................................................................50



EXHIBITS

Exhibit A         Registration Provisions
Exhibit B         Form of Escrow Agreement
Exhibit C         Form of Opinion of Counsel to the Company
Exhibit D         Form of Rohan Noncompete Agreement
Exhibit E         Forms of Lock-Up Agreement

                          AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated February 22, 2000, is made and entered into by and among Great Plains Software, Inc., a Minnesota corporation ("Parent"), GPS Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), FRx Software Corporation, a Delaware corporation (the "Company"), and Michael L. Rohan ("Rohan"). Merger Sub and the Company are sometimes collectively referred to as the "Constituent Corporations."

        WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of the respective corporations and their Stockholders that Merger Sub be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the terms of this Agreement, pursuant to which the Company will be the surviving corporation and will be a wholly owned subsidiary of Parent (the "Merger"); and

        WHEREAS, Rohan owns approximately 62.5% of the issued and outstanding capital stock of the Company and his agreement to indemnify Parent for certain potential liabilities following the Merger is a material inducement to the agreements of Parent and Merger Subsidiary to the Merger; and

        WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and each of Parent, Merger Sub and the Company shall be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Merger; and

        WHEREAS, Parent, Merger Sub, the Company and Rohan desire to make certain representations, warranties, covenants, and agreements in connection with, and establish various conditions precedent to, the Merger; and

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement and in the Certificate of Merger (as defined in Section 1.03 hereof), the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

        1.01 THE MERGER. At the Effective Time (as defined in Section 1.03 hereof), subject to the terms and conditions of this Agreement and the Certificate of Merger (as defined in Section 1.03 hereof), Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

        1.02 EFFECT OF MERGER. The effect of the Merger shall be as set forth in Section 259 of the DGCL and the Surviving Corporation shall succeed to and possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities, of the Constituent Corporations, all without further act or deed.

        1.03 EFFECTIVE TIME. The consummation of the Merger shall be effected as promptly as practicable, but in no event more than three business days after the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, and the parties hereto will cause a copy of the Certificate of Merger to be executed, delivered and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective at the time and date specified in the Certificate of Merger. The time of effectiveness is herein referred to as the "Effective Time." The day on which the Effective Time shall occur is herein referred to as the "Effective Date."

        1.04 DIRECTORS AND OFFICERS. From and after the Effective Time, the directors of the Surviving Corporation shall be the persons who were the directors of Merger Sub immediately prior to the Effective Time, and the officers of the Surviving Corporation shall be the persons who were the officers of Merger Sub immediately prior to the Effective Time. Said directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation.

        1.05 ARTICLES OF INCORPORATION; BYLAWS. From and after the Effective Time and until further amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation shall be identical to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time except the name of the Surviving Corporation shall be "FRx Software Corporation." From and after the Effective Time and until further amended in accordance with law, the Bylaws of the Surviving Corporation shall be identical to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time.

        1.06    TAKING OF NECESSARY ACTION; FURTHER ACTION.

        (a) Parent, Merger Sub and the Company, respectively, shall each use its or their best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the DGCL at the time specified in
Section 1.03 hereof. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

        (b) The parties intend to adopt this Agreement and the Merger as a tax-free plan of reorganization under Section 368(a) of the Code. The Parent Common Stock issued in the Merger will be issued solely in exchange for the Company Capital Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Company Capital Stock. No consideration that could constitute "other property" within the meaning of Section 356(b) of the Code is being transferred by Parent, Merger Sub or any person related thereto for the Company Capital Stock in the Merger. The parties shall not take a position on any Tax Return inconsistent with this Section 1.06(b). Neither Parent, Merger Sub nor the Company shall take any action at any time that could reasonably be expected to cause the Merger not to be treated as a "reorganization," within the meaning of Section 368(a) of the Code.

        1.07 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Great Plains Software, Inc., 1701 38th Street Southwest, Fargo, North Dakota, or at such other place as is mutually agreeable to Parent and the Company. The Closing will be effective as of the Effective Time.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

        2.01    MERGER CONSIDERATION; POTENTIAL ADJUSTMENT TO MERGER
                CONSIDERATION.

        (a)     MERGER CONSIDERATION. Subject to adjustment as set forth in
Section 2.01(b) and Section 2.03(c), the aggregate consideration to be paid by Parent in the Merger shall be 1,000,000 shares of common stock, $.01 par value, of Parent ("Parent Common Stock") (the "Merger Consideration").

        (b) POTENTIAL ADJUSTMENT TO MERGER CONSIDERATION. The Merger Consideration issued pursuant to Section 2.01(a) shall be subject to adjustment, if any, based upon the 10 consecutive day trailing average closing price, as adjusted for stock splits, stock dividends and similar reorganizations, recapitalizations and the like (the "Average Price") of Parent

Common Stock as reported by the Nasdaq National Market immediately preceding (the "Adjustment Date") the later to occur of (i) the date on which the registration statement relating to the Parent Common Stock issued pursuant to this Agreement is first declared effective by the SEC (as defined herein) or
(ii) the Closing Date as follows:

                (i) If the Average Price on the Adjustment Date is equal to or greater than $60 per share but less than or equal to $65 per share, an additional 21,000 shares of Parent Common Stock shall be issued, so that the Merger Consideration set forth in Section 2.01(a) shall be 1,021,000 shares of Parent Common Stock; or

                (ii) If the Average Price on the Adjustment Date is less than $60 per share, an additional 38,000 shares of Parent Common Stock shall be issued, so that the Merger Consideration set forth in Section 2.01(a) shall be 1,038,000 shares of Parent Common Stock; or

                (iii) If the Average Price on the Adjustment Date is equal to or greater than $75 per share but less than $80 per share, the Merger Consideration set forth in Section 2.01(a) shall be 983,000 shares of Parent Common Stock; or

                (iv) If the Average Price on the Adjustment Date is equal to or greater than $80 per share, the Merger Consideration set forth in Section 2.01(a) shall be 973,000.

        2.02    CONVERSION OF SECURITIES.

        (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, each share of Company Common Stock and Series A Preferred that is issued and outstanding immediately prior to the Effective time shall be cancelled and extinguished and be converted into the right to receive upon surrender of certificates formerly representing shares of Company Common Stock and Series A Preferred, equal to the Conversion Ratio.

The "Conversion Ratio" shall mean the quotient obtained by dividing the Merger Consideration (as adjusted, as the case may be) by the sum of (i) the number of shares of Company Common Stock (assuming conversion of all outstanding Series A Preferred into shares of Company Common Stock) issued and outstanding as of the Effective Time and (ii) the number of shares of Common Stock issuable upon unexercised options existing under the Company's 1996 Option Plan.

        (b) ESCROW. 71,500 shares of Parent Common Stock to be issued to Rohan at the Effective Time pursuant to Section 2.02 hereof shall be held in escrow (the "Escrow Amount") pursuant to Article VI of this Agreement to compensate Parent and its affiliates (including the Surviving Corporation) for any Parent Losses (as defined in Section 9.02(a) hereof) incurred in connection with this Agreement and the transactions contemplated hereby and for any adjustment to the Merger Consideration applicable to Rohan, if any, pursuant to Section

2.01(b). Rohan shall be the owner of the Escrow Amount, unless and until, and to the extent that, any portion of the Escrow Amount is offset by the amount of any Parent Loss pursuant to Section 9.02 of this Agreement.

        (c) CANCELLATION OF COMPANY STOCK. Each share of the Company Capital Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of the Company or owned by the Company or any direct or indirect subsidiary the Company or Parent or the Merger Sub shall be canceled and extinguished and no payment shall be made with respect thereto.

        (d) CONVERSION OF MERGER SUB COMMON STOCK. Each share of common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

        (e) ADJUSTMENTS TO CONVERSION RATIO. The Conversion Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

        (f) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued at the Effective Time, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) $70.

        2.03    STOCK OPTIONS.

        (a) At the Effective Time, all outstanding options to purchase shares of Company Common Stock (each, a "Company Option") shall be assumed by Parent and converted into an option (each, a "Parent Option") to acquire, on substantially the same terms and conditions as were applicable under such Company Option, the number of whole shares of Parent Common Stock equal to the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Conversion Ratio (rounded down to the nearest whole number of shares of Parent Common Stock), and the per share exercise price of the shares of Parent Common Stock issuable upon exercise of such Parent Option shall be equal to (x) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such option divided by (y) the number of full shares of Parent Common Stock deemed purchasable pursuant to such option (rounded to the nearest whole cent); provided, however, that in the case of any option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("Incentive Stock Options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

        (b) As soon as practicable after the Effective Time, Great Plains shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Plan, and the agreements evidencing the grants of Company Options shall be appropriately amended so that such Company Options shall represent rights to acquire Parent Common Stock on the same terms and conditions as contained in the outstanding Company Options (subject to the adjustments required by this Section 2.03 after giving effect to the assumption by Parent as set forth above).

        (c) In determining the Merger Consideration pursuant to Section 2.01(a), the number of shares of Parent Common Stock shall be increased to the extent of the outstanding unexpired and unexercised options existing under the Company's 1996 Option Plan by dividing the aggregate exercise price with respect to such options by $70.

        2.04    DISSENTING SHARES.

        (a)     Notwithstanding anything in this Agreement to the contrary, if
Section 262 of the DGCL shall be applicable to the Merger, shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the Merger, who shall have delivered, prior to any vote on the Merger, a written demand for appraisal of such shares in the manner provided in Section 262 of the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 2.02 hereof, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to
Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; PROVIDED, HOWEVER, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Parent Common Stock, as provided in Section 2.02 hereof.

        (b) The Company shall give Parent (i) prompt notice of any written demand for appraisal, any withdrawal of a demand for appraisal and any other instrument served pursuant to Section 262 of the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under such Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demand for appraisal or offer to settle or settle any such demand.

        2.05    EXCHANGE OF CERTIFICATES.

        (a) DELIVERY PROCEDURES. At the Closing, the holders of certificates evidencing outstanding shares of Company Capital Stock (the "Certificates") shall be entitled to receive in exchange therefore (i) certificates evidencing that number of shares of Parent Common Stock into which the shares formerly evidenced by such Certificates are to be converted in accordance with Section
2.02 and (ii) if applicable, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(h). The Certificates so surrendered shall forthwith be canceled. On and after the Effective Date each Certificate, until surrendered for exchange, shall be deemed to evidence ownership of and to represent the Merger Consideration into which the holder's shares of Company Capital Stock shall have been converted. As soon as practicable after the Closing, Parent shall deliver to Rohan (the "Shareholder Representative") or its designee, certificates evidencing ownership of Parent Common Stock ("Parent Certificates") and cash payments in lieu of fractional shares, if any, as provided in Section 2.02(h), and the Cash Consideration, as the case may be, for each holder of Company Capital Stock from whom Parent has received a Certificate and an executed Stockholder Certificate and Letter of Transmittal. The Shareholder Representative shall deliver the Parent Certificates, and cash in lieu of fractional shares, as the case may be, to the former stockholders of the Company as soon as practicable after receipt thereof from Parent. Parent Certificates, and cash payments in lieu of fractional shares, as the case may be, from whom Parent has not received a Certificate and executed Stockholder Certificate and Letter of Transmittal at Closing shall be held by Parent and distributed to such holders after the Certificates and Stockholders
Certificates and Letter of Transmittal have been received.

        (b)     NO FURTHER RIGHTS IN COMPANY STOCK. Except as provided in
Section 2.01(b), all shares of Parent Common Stock issued, any cash paid in lieu of fractional shares as contemplated by Section 2.02(h) upon conversion of the shares of Company Capital Stock and satisfaction of any appraisal rights in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock.


        (c) NO TRANSFER. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of the Company Capital Stock that were outstanding immediately prior to the Effective Time.

        (d) APPRAISAL RIGHTS. If the holder of any shares of Company Capital Stock shall become entitled to receive payment for such shares pursuant to
Section 262 of the DGCL and Section 2.04 hereof, such payment shall be made by the Surviving Corporation in accordance with Section 2.04 hereof.

        2.06    RESTRICTIONS ON TRANSFER.

        (a) Each certificate representing Parent Common Stock issued to the holders of Certificates or to any subsequent holder shall include a legend in substantially the following form; PROVIDED, HOWEVER, that such legend shall not be required if a transfer is being made in connection with a sale of Parent Common Stock registered under the Securities Act of 1933, as amended (the "Securities Act"), or in connection with a sale in compliance with Rule 144 or, if applicable, Rule 145 under the Securities Act (each, a "Public Sale"), or if the opinion of counsel for Parent is to the further effect that neither such legend nor the restrictions on transfer in this Section 2.06 are required in order to ensure compliance with the Securities Act:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

        (b) The restrictions set forth in this Section 2.06 shall terminate and cease to be effective with respect to any of the Parent Common Stock issued pursuant to this Agreement

(i) upon the sale of any such Parent Common Stock, if such Parent Common Stock has been registered under the Securities Act, or (ii) upon receipt by Parent of an opinion of counsel (which counsel is reasonably acceptable to Parent, it being agreed that E*Law Group is reasonably acceptable counsel), in form reasonably satisfactory to Parent, to the effect that compliance with such restrictions is not necessary to comply with the Securities Act with respect to the transfer of such Parent Common Stock.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ROHAN

         Each of the Company and Rohan hereby represents and warrants to Parent and Merger Sub that, except as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Sub on the date hereof (the "Disclosure Schedule") (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article III under captions referencing the Sections to which such exceptions apply; provided, however that any exception or disclosure appearing under any caption on the Disclosure Schedule shall be deemed to be made with respect to and responsive to any other Section unless such exception or disclosure would not be reasonably interpreted to apply to such other Section). For the purpose of this Article III, "Knowledge" with respect to Rohan shall mean actually known by Rohan, without any additional investigation, and "Knowledge" with respect to the Company shall mean the actual knowledge of the Company's executive officers, without any additional investigation. All representations qualified to the Knowledge of the Company or Rohan, shall be deemed to be qualified to the Knowledge of the Company and Rohan.

        3.01 INCORPORATION; CORPORATE POWER AND AUTHORITY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to carry on its business as now being conducted and to own, lease and operate its assets. The Company is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its operations of its business activities or its ownership of property requires it to be qualified, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company is duly qualified as a foreign corporation to do business only in the following jurisdictions: California and Colorado. The Company's subsidiary is also qualified to do business in Australia and the United Kingdom. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-laws and has delivered to Parent accurate and complete copies of its Certificate of Incorporation and By-laws, as currently in effect. As used herein, the term "Material Adverse Effect" means any change, effect, event or condition that has had or could reasonably be expected to (i) have a material adverse effect on the business, assets, results of operations, business prospects, condition (financial or otherwise) or (ii) prevent or materially delay the Company's ability to consummate the Merger or the other transactions contemplated hereby; provided, however, that any such change, effect, event or condition that primarily results from changes in general economic conditions or changes affecting the industry in which the Company operates shall not be treated as a "Material Adverse Effect."

        3.02 SUBSIDIARIES. Except as set forth in the Disclosure Schedule under the caption referencing Section 3.02, the Company does not own any stock, partnership interest, limited liability company interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity, and the Company does not own any such security or ownership interest in any such entity that is involved with or contributes to the operation of the business of the Company.

        3.03    CAPITALIZATION.

        (a) The authorized capital stock of the Company consists of (i) 30,000,000 shares of authorized Common Stock, of which (A) 20,000,000 shares have been designated Class A Voting Common Stock, 3,260,000 of which are issued and outstanding and (B) 10,000,000 shares of which have been designated Class B Non-Voting Common Stock, 2,719,381 of which are issued and outstanding and (ii) 5,000,000 shares of authorized Preferred Stock. The authorized Preferred Stock consists of (i) 1,000,000 shares of authorized Series A Preferred, of which 600,000 shares are issued and outstanding, (ii) 1,100,000 shares of authorized Series B Preferred Stock, of which 1,041,667 shares are issued and outstanding, and (iii) 2,900,000 of which are undesignated and are not issued or outstanding. The Company Stock is held of record by the persons, with the addresses of record and in the amounts set forth in the Disclosure Schedule under the caption referencing this Section 3.03(a). All issued and outstanding Company Capital Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All preferential rights of the Preferred Stock in connection with the sale of substantially all of the assets of the Company or a merger involving the Company are set forth in the Certificate of Incorporation of the Company. All issued and outstanding shares of Company Stock have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws.

        (b) The Company has reserved (i) 2,000,000 shares of Class B Non-Voting Common Stock for issuance to employees and consultants pursuant to the 1999 Stock Option/Issuance Plan, of which 976,250 shares are subject to outstanding, unexercised options, and 926,312 shares remain available for future grant and (ii) 3,600,000 shares of Class B Non-Voting Common Stock for issuance to employees and consultants pursuant to the 1996 Stock Option Plan, of which 569,457 shares are subject to outstanding, unexercised options, and no shares remain available for future grant. The Disclosure Schedule, under the caption referencing this Section 3.03(b) sets forth each outstanding Company Option, including the name of the holder of such option, an indication of whether such holder is an employee of the Company, the status of the option as either an Incentive Stock Option or a nonstatutory stock option, the date of grant or issuance of such option, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested on the date of this Agreement and whether and to what extent the exercisability of such option will or may be accelerated and become exercisable in connection with the transactions contemplated by this Agreement. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted Company Options that are currently outstanding and the form of all stock option agreements evidencing

Company Options. Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.03(b), there are no commitments or agreements of any character to which the Company is bound which may obligate the Company to accelerate the vesting of any Company Option as a result of the Merger. The Company has reserved 3,000,000 shares of Company Common Stock for issuance upon conversion of the Series A Preferred and 1,041,667 shares of Company Common Stock for issuance upon conversion of the Series B Preferred. All shares of Company Stock issuable upon exercise of such Company Options and upon conversion of the Series A Preferred and Series B Preferred, upon issuance in accordance with the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

        (c) Except for the Company Options described in the Disclosure Schedule under the caption referencing Section 3.03(b), there are no options, warrants, calls, subscriptions, convertible securities, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any shares of Company Stock or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement, or as described in the Disclosure Schedule under the caption referencing Section 3.03(c), there are no registration rights agreements, no voting trust, proxy or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

        3.04 EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT; MEETING OF STOCKHOLDERS.

        (a) The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action and no other corporate proceedings on the Company's part are necessary to authorize the execution, delivery or performance of this Agreement, other than the approval of this Agreement, including the Certificate of Merger, by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and Rohan and constitutes the valid and binding obligation of the Company and Rohan enforceable in accordance with its terms and the Certificate of Merger and the other documents contemplated hereby, when executed and delivered by the Company, will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

        (b) The Board of Directors of the Company has, by resolutions duly adopted, unanimously (a) approved this Agreement and the Certificate of Merger and the transactions contemplated hereby and thereby, including the Merger, (b) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders and (c) resolved to recommend approval of this Agreement and the Merger by the Company's Stockholders. None of the resolutions described in this Section 3.03(b) has been amended or otherwise modified in any respect since the date of adoption thereof and all such resolutions remain in full force and effect.

        3.05 NO BREACH. The execution, delivery and performance of this Agreement by the Company does not and the consummation of the transactions contemplated hereby will not: (a) contravene any provision of the Certificate of Incorporation or Bylaws of the Company; (b) violate or conflict in any material respect with any foreign, federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or the business or any assets of the Company; (c) conflict with, result in any material breach of any of the provisions of, or constitute a material default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, result in the creation of a right of termination, amendment, modification, abandonment or acceleration under any material indenture, mortgage, lease, license, loan agreement or other material agreement or instrument which is either binding upon or enforceable against the Company; (d) result in the creation of any material lien, security interest, charge or encumbrance upon the Company or any of the assets of the Company; or (e) require any authorization, consent, approval, exemption or other action by or notice to any court, commission, governmental body regulatory authority, agency or tribunal wherever located (a "Governmental Entity") or any other third party, OTHER THAN (i) expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iv) consents set forth in the Disclosure Schedule under the caption referencing this Section 3.05 (which the Company undertakes to obtain prior to the Effective Date).

        3.06    FINANCIAL STATEMENTS.

        (a)     The Company has delivered to Parent true and complete copies of
(i) the audited balance sheets, as of June 30, 1999, 1998 and 1997, of the Company and the audited statements of operations, and stockholders' equity of the Company for each of the years ended June 30, 1999, 1998 and 1997 (collectively, the "Annual Financial Statements"), and (ii) the unaudited balance sheet, as of January 31, 2000, of the Company (the "Latest Balance Sheet") and the unaudited statements of operations, and stockholders' equity of the Company for the seven-month period ended January 31, 2000 (such January 31, 2000 statements and the Company Latest Balance Sheet being herein referred to as the "Latest Financial Statements").

        (b) The Annual Financial Statements and the Latest Financial Statements are based upon the information contained in the books and records of the Company and fairly present the financial condition of the Company as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated ("GAAP"). The Latest Financial Statements have been prepared on a basis consistent with the Annual Financial Statements and in accordance with GAAP applicable to unaudited interim financial statements (and thus may not contain all notes, and normal year-end adjustments and accruals and may not contain prior period comparative data which are required to be prepared in accordance with GAAP), and reflect all adjustments necessary to a fair statement of the results for the interim period(s) presented.


        (c) All accounting records maintained by the Company in connection with the preparation of its financial statements are properly and accurately kept and are complete in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

        3.07 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) as reflected in the Latest Balance Sheet, (ii) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (iii) those that are not required to be set forth in the Latest Balance Sheet under generally accepted accounting principles or (iv) as otherwise set forth in the Disclosure Schedule under the caption referencing this Section 3.07.

        3.08 NO MATERIAL ADVERSE CHANGES. Since the date of the Latest Balance Sheet (the "Balance Sheet Date"), there has been no change in the Company which change has had or, with the passage of time, is reasonably likely to have, a Material Adverse Effect.

        3.09 ABSENCE OF CERTAIN DEVELOPMENTS. Since the date of the Latest Balance Sheet, other than as described in the Disclosure Schedule under the caption referencing this Section 3.09, the Company has not:

        (a) borrowed any amount or incurred or become subject to any liability for borrowed money in excess of $50,000 in the aggregate, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business, none of which liabilities exceeds $50,000 individually or $100,000 in the aggregate;


        (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of the assets of the Company with a fair market value in excess of $50,000 individually or $100,000 in the aggregate except (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws or (iv) liens set forth under the caption referencing this Section 3.09 in the Disclosure Schedule (collectively, the "Permitted Liens");

        (c) discharged or satisfied any lien or encumbrance or paid any liability, in each case with a value in excess of $50,000, other than current liabilities paid in the ordinary course of business;

        (d) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or stockholders) any tangible assets of its business outside of the ordinary course of business;

        (e) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or stockholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

        (f) disclosed, to any person other than Parent and authorized representatives of Parent, any proprietary confidential information, other than pursuant to a confidentiality agreement prohibiting the use or further disclosure of such information, which agreement is in full force and effect on the date hereof;

        (g) waived any rights of material value or suffered any extraordinary losses or adverse changes in collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

        (h) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any "insider" (as defined in Section 3.21 hereof) other than employment arrangements otherwise disclosed in this Agreement and the Disclosure Schedule, or the transactions contemplated by this Agreement;

        (i) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

        (j) entered into or modified any employment, severance or similar agreements or arrangements with or granted any bonuses, salary or benefits increases, severance or termination pay to, any executive officer;

        (k) adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any employee, officer, director or affiliate;

        (l) made any capital expenditure or commitment therefor in excess of $50,000 individually or $100,000 in the aggregate;

        (m) made any loans or advances to, or guarantees for the benefit of, any persons;

        (n) acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company, joint venture or other business organization or division or material assets thereof;

        (o) accrued, declared or paid any dividends or other distributions with respect to any shares of the capital stock of the Company or redeemed or purchased, directly or indirectly, any shares of capital stock or any outstanding options or other rights to acquire any of such stock, except pursuant to normal repurchase rights with respect to vested and unvested stock with respect to terminated employees under the Company's stock option plans;

        (p) issued, sold or transferred any of its equity securities (other than pursuant to the valid exercise of Company Options), securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

        (q) made charitable contributions or pledges in excess of $1,000 individually, or $10,000 in the aggregate; or

        (r) took or agreed to take in writing, or otherwise took any of the actions described above.

        3.10    TITLE TO PROPERTIES.

        (a) The Company does not own any real property. The real property demised by the leases (the "Leases") described under the caption referencing this Section 3.10 in the Disclosure Schedule constitutes all of the material real property rented, used or occupied by the Company in connection with its business (the "Real Property").

        (b) The Leases are in full force and effect and the Company holds a valid and existing leasehold interest under each of their respective Leases for the term set forth under such caption in the Disclosure Schedule. The Company has delivered or made available to Parent for inspection complete and accurate copies of each of its Leases, and none of the Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to the Company. The Company is not in default in any respect, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the best knowledge of the Company, is any other party to any of the Leases in default in any respect thereunder, except where such default would not have a Material Adverse Effect on the Company.

        (c) The Company owns good and marketable title to each of the tangible properties and tangible assets reflected on the Latest Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens set forth under the caption referencing this Section 3.10 in the Disclosure Schedule, (ii) the Real Property subject to the Leases, (iii) material personal property used by the Company and subject to lease, all of which material leases are identified in the Disclosure Schedule under the caption referencing this Section 3.10, and (iv) assets disposed of since the date of the Latest Balance Sheet in the ordinary course of business.

        (d) Except as otherwise described in the Disclosure Schedule under the caption referencing this Section 3.10, all of the buildings, machinery, equipment and other tangible assets that are necessary for the conduct of its business are in good condition and repair, ordinary wear and tear excepted with respect to all of such assets, and are usable in the ordinary course of business. The Company owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business as currently conducted.

        (e) To the Company's knowledge, the Company is not in violation in any material respect of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and the Company is not aware of any such violation, or the existence of any threatened or actual condemnation proceeding with respect to any of the Real Property, except, in each case, with respect to violations the potential consequences of which do not or are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

        (f) The Company has no knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the Real Property, and there are no present assessments.

        3.11 ACCOUNTS RECEIVABLE. All of the accounts receivable of the Company are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business. None of such accounts receivable are subject to valid counterclaims or setoffs, and all are collectible in accordance with their terms, except as otherwise described in the Disclosure Schedule under the caption referencing this Section 3.11, and except to the extent of any bad debt reserves reflected on the Latest Balance Sheet.

        3.12    TAX MATTERS.

        (a) The Company has: (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any material Taxes (as defined in subsection (k) below) due or payable on or prior to the date hereof or required to be filed or sent by it by any taxing authority having jurisdiction, which Returns are true and correct and have been completed in accordance with applicable law; (ii) timely and properly paid (or has had paid on its behalf) all Taxes payable with respect to such Returns and/or the periods to which such Returns pertain; (iii) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

        (b) There are no material liens for Taxes upon any of the assets, except liens for Taxes not yet due.

        (c) The Company has not been delinquent in the payment of any material Tax. No deficiency for any material Taxes has been proposed, asserted or assessed against the Company that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company by any Taxing authority regarding any such Tax, audit or other proceeding, or, to the best knowledge of the Company, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. The Company expects no assessment of any additional Taxes on the Company and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes on the Company which would exceed the estimated reserves established on its books and records.

        (d) The Company is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Company or any Tax Affiliate that are not deductible (in whole or in part) under Section 280G of the Code.

        (e) The Company has not requested any extension of time within which to file any Return, which Return has not since been filed.

        (f) The Company has no liabilities for unpaid Taxes which have not been accrued or reserved against in the Annual Financial Statements, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Latest Balance Sheet other than in the ordinary course of business consistent with past practice.

        (g) The Company has provided or made available to Parent for inspection copies of all federal and state income and all state sales and use Tax Returns for all taxable years ending on or after December 31, 1996.

        (h) The Company has (i) never been a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company) and (ii) no liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

        (i) The Company is not a party to any tax sharing, indemnification or allocation agreement and does not owe any amount under any such agreements.

        (j) None of the Company's assets are "tax-exempt use property" within the meaning of Section 168 of the Code.

        (k) For purposes of this Agreement, the term "Tax" or "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, disability, workers' compensation, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon either the Company or any Tax Affiliate.

        3.13    CONTRACTS AND COMMITMENTS.

        (a)     The Disclosure Schedule, under the caption referencing this
Section 3.13, lists the following agreements, whether oral or written, to which the Company is a party and, which are currently in effect (the "Contracts"):

                (i) collective bargaining agreement or contract with any labor union;

                (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described under the caption referencing Section 3.19 hereof in the Disclosure Schedule;

                (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal, other than as described under the caption referencing Section 3.19 hereof in the Disclosure Schedule;

                (iv)    stock purchase or stock option plan;

                (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person;

                (vi) standard form of confidentiality or nondisclosure agreement;

                (vii) contract, agreement or understanding relating to the voting of any of the Company Capital Stock or the election of directors of the Company to which the Company is a party;

                (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien (other than a purchase money security lien) on any of the assets of the Company;

                (ix) guarantee of any material obligation for borrowed money or otherwise;

                (x) lease or agreement under which it is lessee of, or holds or operates any property, real or personal, owned by any other party for which the annual rental exceeds $50,000;

                (xi) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal for which the annual rental exceeds $50,000;

                (xii) contract or group of related contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $100,000;

                (xiii) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $100,000;

                (xiv) contract or group of related contracts with the same party (other than any contract or group of related contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days' or less notice without penalty and involving more than $50,000;

                (xv) contract which prohibits the Company from freely engaging in business anywhere in the world;

                (xvi) contract for the distribution of any of the products of the Company (including any distributor, sales and original equipment manufacturer contract);

                (xvii) license agreement or other agreement providing for the payment or receipt of royalties or other compensation by the Company in connection with the intellectual property rights listed under the caption referencing Section 3.14 hereof in the Disclosure Schedule;

                (xviii) contract or commitment for capital expenditures in excess of $50,000 individually;

                (xix) agreement for the sale of any capital asset with a net book value in excess of $20,000;

                (xx) all contracts terminable by the other party thereto upon a change of control of the Company or upon the failure of the Company to satisfy financial or performance criteria specified in such contract as provided therein; or

                (xxi) other material agreement not entered into in the ordinary course of business.

        (b) The Company has performed in all material respects all obligations required to be performed by it in connection with the Contracts and is not in receipt of any claim of default under any such Contract. The Company does not have a present expectation or intention of not fully performing any material obligation pursuant to any Contract. The Company has no Knowledge of any material breach or anticipated material breach by any other party to any Contract.

        (c) Prior to the date of Closing, Parent has been or will be supplied with or had or will have made available to it a true and complete copy of each written Contract, and a written description of each oral Contract, together with all amendments, waivers or other changes thereto.

        3.14    INTELLECTUAL PROPERTY RIGHTS.

        (a)     DEFINITIONS.

                (i) "Copyrights" shall mean rights in original works of authorship including, without limitation, computer programs, as those terms are used in 17 U.S.C. Section 101 ET SEQ., and rights under corresponding foreign laws.

                (ii) "Intellectual Property Rights" shall mean the Copyrights, Patent Rights, Trademarks and Trade Secrets that are owned or controlled by the Company on the Effective Date.

                (iii) "Know-How" shall mean information contained in (A) design documents, (B) specifications and performance criteria, (C) operating instructions and maintenance manuals, (D) source and object code copies of the Owned Software in electronic and printed forms, (E) computer software tools owned by the Company and related documentation, including, without limitation, source and object code copies therefor in electronic and printed forms, (F) prototypes, models or samples, (G) files related to the Owned Software stored on any storage device or media that is under the control of the Company, (H) files relating to applications for Intellectual Property Rights and (I) all other tangible materials (not necessarily proprietary) used in or held for use in connection with the Owned Software or the business of the Company, or otherwise related to the Company, as of the Effective Date.

                (iv) "Licensed Software" shall mean all software and all software design tools used or intended for use by the Company under license (or for which the Company has a right to reproduce and distribute copies), including without limitation those identified in the Disclosure Schedule under the caption referencing this Section 3.14(a)(iv).

                (v) "Owned Software" shall mean the computer programs that the Company has developed, is developing or plans to develop, or has marketed, is marketing or plans to market, in connection with the operation of the Company as presently conducted or presently planned to be conducted, all of which are identified in the Disclosure Schedule under the caption referencing this Section 3.14(a)(v).

                (vi) "Owned Software Documentation" shall mean the manuals and specifications for the Owned Software, which documentation is identified in the Disclosure Schedule under the caption referencing this Section 3.14(a)(vi).

                (vii) "Patent Rights" shall mean rights provided by a United States or foreign patent, including renewals, reissues, reexaminations or extensions thereof, and on any applications for the foregoing, including any divisions, continuations and continuations-in-part thereof filed by the Company on or before the Effective Date, including without limitation those identified in the Disclosure Schedule under the caption referencing this Section 3.14(a)(vii).

                (viii) "Trade Secrets" shall mean all proprietary information that is used or held by the Company and that (A) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, third parties who can obtain economic value from its disclosure or use and (B) is the subject of efforts by the Company that have been reasonable under the circumstances to maintain its secrecy, such as, without limitation, source and object code, software documentation, computer program designs, and information regarding future business opportunities.

                (ix) "Trademarks" shall mean trade names, trademarks, service marks, trade dress and product configurations that are used or intended to be used by the Company and all (A) goodwill and common law rights associated therewith, (B) registration applications pending thereon in any state and in any country and (C) registrations issued thereon in any state and in any country including, but not limited to, those tradenames, trademarks or service marks identified in the Disclosure Schedule under the caption referencing this Section 3.14(a)(ix).

        (b)     REPRESENTATIONS AND WARRANTIES.

                (i) The Company owns or has the exclusive right to use the Intellectual Property Rights and has the right to disclose all the Know-How to Parent. The Company has taken all necessary action reasonably necessary and consistent with similarly situated companies to protect the Intellectual Property Rights, including without limitation, use of reasonable secrecy measures to protect the Trade Secrets included in the Intellectual Property Rights. All source code in the Owned Software is protected as a Trade Secret and all object code in the Owned Software has been distributed pursuant to a valid license prohibiting reverse engineering and providing that the rights in such object code shall remain with the Company.

                (ii) The Intellectual Property Rights together with the third party rights licensed to the Company under the Licensed Software agreements comprise all material intellectual property rights used or held for use by the Company in, and constitute all intellectual property rights necessary for the conduct of, the business of the Company as presently conducted or presently planned to be conducted.

                (iii) To the Knowledge of the Company, the Intellectual Property Rights do not infringe, misappropriate or violate the intellectual property rights of any third party. No claim by any third party contesting the validity or enforceability of any Intellectual Property Rights has been made, is currently outstanding or, to the Knowledge of the Company is threatened, and the Company has not received any notice of and has no Knowledge of any infringement, misappropriation or violation by others of its Intellectual Property Rights.

                (iv) To the Knowledge of the Company, the products and services offered by the Company, the Company's products under development and the Company's development activities have not resulted in the infringement, violation, illicit copying or misappropriation by the Company of any third party intellectual property rights.

                (v) The Licensed Software listed in the Disclosure Schedule under the caption referencing this Section 3.14(b)(v) constitutes all software for which the Company has obtained a license to use the intellectual property rights of third parties in exchange for a royalty or any other consideration. Except for the licenses for Licensed Software listed in the Disclosure Schedule under the caption referencing this Schedule 3.14(b)(v) and other than "shrink-wrap" commercial software, there are no other agreements requiring the Company to make payments or provide any consideration for, or restricting the Company's right to use, any material intellectual property rights of third parties. Except as set forth on the Disclosure Schedule under the caption referencing this Section 3.14(b)(v), there is no software or equipment of any kind needed in order to make the Owned Software fully operational and capable of performing in accordance with its specifications for the Company's customers in all material respects.

                (vi) The Company owns, has the unrestricted right to use and has sole and exclusive possession of and has good and valid title to, or sufficient license or other rights to, all of the Intellectual Property Rights, free and clear of any lien, encumbrance, security interest, charge, mortgage, option, pledge, or restriction on transfer of any nature whatsoever.

                (vii) All Intellectual Property Rights are in compliance with formal legal requirements (including the payment of filing, examination and maintenance fees and proofs of working or use), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company. All Patents are valid and enforceable and no Patents have been or are now involved in any interference, reissue, reexamination, opposition, declaratory judgment or other invalidating proceeding, nor, to the Company's knowledge, is any such action threatened with respect to any of the Patents. To the Knowledge of the Company, no application for a potentially infringing product or service has been filed or issued. No Trademarks have been or are involved in any opposition, invalidation or cancellation proceeding and, to the Knowledge of the Company, there is no basis for the commencement of any such proceeding. The Trademarks are valid and enforceable and to the Company's Knowledge no infringement is taking place.

                (viii) Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.14(b)(viii), the Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, or licensor of, or other claimant to, any Intellectual Property Rights or any Third Party Intellectual Property Rights.

                (ix) Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.14(b)(ix), all current employees, contractors and consultants of the Company have executed written agreements with the Company which assign to the Company all rights to any inventions, improvements, or discoveries of information made by them during their service to the Company. To the Knowledge of the Company, no employee, contractor or consultant of the Company has entered into any agreement which restricts or limits in any way the scope or type of work in which such employee, contractor or other consultant may be engaged or requires such employee, contractor or consultant to transfer, assign or disclose information concerning such employee's contractor's or consultant's work to anyone other than the Company.

                (x) The Company has experienced no material disruption or interruption of its business or operations as a result of or related to any of its information systems, data processing and other hardware, software and other systems, facilities, programs and procedures (collectively, "Information Systems") or products failing to be Y2K Compliant. "Y2K Compliant" means, with respect to any Information System or product of the Company, that such Information System or product (i) handles date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operates accurately in all material respects without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any material change in performance; (iii) responds to and processes two-digit year input without creating any ambiguity as to the century; and (iv) stores and provides date input information without creating any ambiguity as to the century, in each case without utilizing bridges, gateways and the like while still preserving the level of functionality, usability, reliability, efficiency, performance and accessibility of such data and associated programs in all material respects as existed prior to any modification to such Information System or product of the Company and its constituent elements to make the same Y2K Compliant.

        3.15 SOFTWARE WARRANTIES. Specifically with respect to the Owned Software and without limiting Section 3.14 hereof, the Company hereby represents and warrants as follows:

        (a) The Company is the sole owner of the Owned Software and has not granted to any third party any license for or access to the Owned Software other than object code licenses to end-users or licenses authorizing the distribution of such object code licenses to such end-users (directly or through intermediary distributors);

        (b) The Company has the full power and authority to exploit commercially all rights in the Owned Software and has never previously assigned, transferred or otherwise encumbered these rights, except as provided in Section 3.15(a);

        (c) To the Knowledge of the Company, no portion of the Owned Software has been obtained from or copied from public domain software, nor put in the public domain by the Company. As used in this paragraph (c), "public domain" shall mean copyrightable material for which the copyright or any other intellectual property right therein has been disclaimed by the owner thereof so that such materials are free to be used without restriction and without accounting to such owner;

        (d) To the Knowledge of the Company, the Owned Software and the reproduction, distribution, preparation of derivative works based upon, performance of or display of the Owned Software do not infringe any statutory or common law copyright;

        (e)     The Disclosure Schedule, under the caption referencing this
Section 3.15(e), lists all material computer programs and modules comprising the Owned Software;

        (f) To the Knowledge of the Company, the Owned Software and the reproduction, preparation of derivative works based upon, performance of or display of the Owned Software and its use in the conduct of the business of the Company as now conducted does not infringe or violate any intellectual property right of any third party;

        (g) The Owned Software delivered, or tested and ready to be delivered, to customers of the Company and, to the Knowledge of the Company, such Owned Software is free from viruses, worms, trojan horses or other such "foreign" code which could interrupt normal processing, corrupt data, render such software unusable or otherwise materially interfere with the operations of such Owned Software;

        (h) The Company has full and exclusive control of the source code for the Owned Software, except pursuant to the terms of the Company's standard license escrow agreements or as set forth in the Disclosure Schedule referencing this Section 3.15; and

        (i) To the Knowledge of the Company, the Company's use and intended use of the Licensed Software, including the reproduction, distribution, preparation of derivative works based upon, performance of or display of the Licensed Software, do not infringe any statutory or common law copyright or violate or breach any terms of any agreement applicable thereto.

        3.16 LITIGATION. There are no material actions, suits, proceedings, orders or investigations pending or, to the Knowledge of the Company threatened against the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

        3.17 WARRANTIES. The Disclosure Schedule summarizes under the caption referencing this Section 3.17 all claims outstanding, pending or, to the Knowledge of the Company threatened in writing for breach of any warranty relating to any products sold by the Company prior to the date hereof. The description of the Company's product warranties set forth under the caption referencing this Section 3.17 is correct and complete in all material respects. The reserves for warranty claims on the Latest Balance Sheet are consistent with the Company's prior practices and are adequate to cover all warranty claims made or to be made against any products of the Company sold prior to the date hereof based on the Company's prior experience.

        3.18    EMPLOYEES.

        (a) Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.18:

                (i) to the Knowledge of the Company, no officer, manager or any employee identified to Parent by the Company as a "key employee" (collectively, "Key Employees") of the Company and no group of the Company's employees has notified the Company of any plans to terminate his, her or its employment immediately prior to or immediately after the Effective Time; (ii) the Company has substantially complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (iii) the Company has no material labor relations problem pending and its labor relations are satisfactory; (iv) there are no workers' compensation claims pending against the Company nor is the Company aware of any facts that would give rise to such a claim; (v) to the best knowledge of the Company, no employee is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company; (vi) no employee or former employee of the Company has any claim with respect to any Intellectual Property Rights of the Company; and (vii) no employee or, to the Knowledge of the Company, former employee has worked or is working for a direct competitor of the Company, with or on a product that is in competition with or derived from or similar to a present or past product of the Company. The Disclosure Schedule, under the caption referencing this Section 3.18, lists, as of the date set forth in the Disclosure Schedule, each employee who performs functions in connection with the business and the position, title, remuneration (including any scheduled salary or remuneration increases), date of employment and accrued vacation pay of each such employee.

        3.19    EMPLOYEE BENEFIT PLANS.

                (a) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and "Plan" means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by the Company for the benefit of present or former employees or with respect to which the Company otherwise has current or potential liability. "Plan" includes any arrangement intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness, accident, or cafeteria plan benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits, change in control benefits or (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). Section 3.19 of the Disclosure Schedule sets forth all Plans by name and brief description identifying: (i) the type of Plan, including a specific reference to any Plan which provides benefits (or increased benefits or vesting) as a result of a change in control of the Company, (ii) the funding arrangements for the Plan,
(iii) the sponsorship of the Plan, and (iv) the participating employers in the Plan.

                (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all Plans comply with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and an accrual required by GAAP has been made on the books and records of the Company for all future contribution obligations; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code). Except as otherwise disclosed in the Disclosure Schedule under the caption referencing this Section 3.19(b), all benefits under the Plans are payable either through a fully-funded trust or an insurance contract and no Plan is self-funded.

                (c) Parent has received true and complete copies of (i) all Plan documents, including related trust agreements or funding arrangements; (ii) the most recent determination letter, if any, received by the Company from the IRS regarding the Plans and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (iii) the most recent financial statements for the Plans; (iv) the most recently prepared actuarial valuation reports; (v) current summary plan descriptions; (vi) annual returns/reports on Form 5500 and summary annual reports for each of the most recent three plan years; (vii) any filings (including drafts of intended filings) with the IRS or the Department of Labor ("DOL") within the last five years preceding the date of this Agreement; and (viii) any material correspondence to or from the IRS or DOL within the last three years preceding the Effective Date in connection with any Plan. To the knowledge of the Company, nothing has occurred that could adversely affect the qualification of the Plans and their related trusts.

                (d) The Company does not maintain or contribute to (and has never contributed to) any multi-employer plan, as defined in Section 3(37) of ERISA. The Company has no actual or potential liabilities under Title IV of ERISA, including under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan.

                (e) The Company has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in Section 3.19 of the Disclosure Schedule and (ii) health care continuation benefits described in Section 4980B of the Code.

                (f) Neither the Company nor, to its Knowledge, any of its directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company, Parent or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

                (g) There are no other trades or businesses, whether or not incorporated, which, together with the Company, would be deemed to be a "single employer" within the meaning of Code Sections 414(b), (c) or (m).

                (h) Except with respect to Taxes on benefits paid or provided, no material Tax has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary or the Company) with respect to the operations of, or any transactions with respect to, any Plan. No action has been taken by the Company, nor has there been any failure by the Company to take any action, nor is any action or failure to take action contemplated by the Company (including all actions contemplated under this Agreement), that would subject any person or entity to any liability or Tax imposed by the IRS or DOL in connection with any Plan. No reserve for any Taxes has been established with respect to any Plan by the Company nor has any advice been given to the Company with respect to the need to establish such a reserve.

                (i) There are no (i) legal, administrative or other proceedings or governmental investigations or audits, or (ii) complaints to or by any Governmental Entity, which are pending, anticipated or, to the Knowledge of the Company, threatened, against any Plan or its assets, or against any Plan fiduciary or administrator, or against the Company or its officers or employees with respect to any Plan.

                (j) There are no leased employees, as defined in Section 414(n) of the Code, providing services to the Company, that must be taken into account with respect to the requirements under Section 414(n)(3) of the Code.

                (k) Each Plan may be terminated directly or indirectly by Parent and the Company, in their sole discretion, at any time before or after the Effective Date in accordance with its terms, without causing the Parent or the Company to incur any material liability to any person, entity or government agency for any conduct, practice or omission of the Company which occurred prior to the Effective Date, except for liabilities, to and the rights of, the employees thereunder accrued prior to the Effective Date, or if later, the time of termination, and except for continuation rights required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law.

        3.20 INSURANCE. The Disclosure Schedule, under the caption referencing this Section 3.20, lists and briefly describes each insurance policy maintained by the Company and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. The Company is not in default with respect to its obligations under any of the insurance policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        3.21 AFFILIATE TRANSACTIONS. Except as disclosed in the Disclosure Schedule under the caption referencing this Section 3.21, and other than pursuant to this Agreement, no director or Significant Employee of the Company or, to the Knowledge of the Company, any member of the immediate family of any such director or Significant Employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with the Company (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (other than ownership of capital stock of the Company). To the Knowledge of the Company, none of the insiders has any direct or indirect interest (other than any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) in any competitor, vendor, supplier or customer of the Company or in any person, firm or entity from whom or to whom the Company leases any material property, or in any other person, firm or entity with whom the Company transacts business which is material to the Company. For purposes of this Section 3.21, the members of the immediate family of a director or Significant Employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such director or Significant Employee.

        3.22 CUSTOMERS. The Disclosure Schedule, under the caption referencing this Section 3.22, lists the 10 largest customers of the Company for the fiscal year ended June 30, 1999 and for the seven-month period ended January 31, 2000, and sets forth opposite the name of each such customer the approximate percentage of net sales by the Company attributable to such customer for each such period. Since January 31, 2000, no customer listed on the Disclosure Schedule under the caption referencing this Section 3.22 has provided notice to the Company that it will stop or substantially decrease the rate of business done with the Company.

        3.23    COMPLIANCE WITH LAWS; PERMITS.

        (a) The Company and, to its Knowledge, its officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which affect the business, the assets of the Company or the Real Property and to which the Company may be subject, and no claims have been filed against the Company alleging a violation of any such laws, regulations or other requirements. The Company has no knowledge of any action, pending or threatened, to change the zoning or building ordinances or any other laws, rules, regulations or ordinances affecting the assets of the Company or the Real Property. To its Knowledge, the Company is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to the Surviving Corporation.

        (b) The Company has, in full force and effect, all licenses, approvals, permits and certificates, from federal, state and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) and all material licenses, approvals, permits and certificates from local authorities, in each case, necessary to conduct its business and own and operate its assets in all material respects (other than Environmental Permits, as such term is defined in Section 3.24(c) hereof) (collectively, the "Permits"). A true and complete list of all the Permits is set forth under the caption referencing this Section 3.23 in the Disclosure Schedule. The Company has conducted its business in compliance with all material terms and conditions of the Permits.

        (c) Neither the Company nor any person representing the Company has at any time: (i) made any payment in violation of the Foreign Corrupt Practices Act; or (ii) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

        (d) In particular, but without limiting the generality of the foregoing, the Company has not violated in any material respect and has no material liability, and has not received a notice or charge asserting any material violation of or liability under, the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

        3.24 ENVIRONMENTAL MATTERS. Neither the Company nor, to the Knowledge of the Company, any other person (including, without limitation, any previous owner, lessee or sublessee) has treated, stored or disposed of any material amounts of petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on the Real Property, or any real property previously owned, leased, subleased or used by the Company in the operation of its business, in violation of any applicable foreign, federal, state or local statutes, regulations or ordinances, or common law, in each case as in existence at or prior to the Closing, which would constitute a material liability of the Company. To the knowledge of the Company, there have been no releases of any material amounts of petroleum, petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on, at or from any assets or properties, including, without limitation, the Real Property, owned, leased, subleased or used by the Company in the operation of its business during the time such assets or properties were owned, leased, subleased or used by the Company (or, to the knowledge of the Company, prior to such time), including, without limitation, any releases of any material amounts of petroleum, petroleum products, hazardous waste, hazardous substances, pollutants or contaminants in violation of any law, which would constitute a material liability of the Company.

        3.25 BANK ACCOUNTS. The Disclosure Schedule under the caption referencing this Section 3.25 sets forth a full and complete list of all bank accounts and safe deposit boxes of the Company, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

        3.26 INDEMNIFICATION OBLIGATIONS. The Company has no Knowledge of any action, proceeding or other event pending or threatened against any officer or director of the Company which would give rise to any indemnification obligation of the Company to its officers and directors under its Certificate of Incorporation, Bylaws or any agreement between the Company and any of its officers or directors.

        3.27 BROKERAGE. Except as set forth in the Disclosure Schedule under the caption 3.27, no third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

        3.28 VOTE REQUIRED. The affirmative written consent of the holders of a majority of the shares of the Company voting stock is the only action of the holders of any of the Company's Stock necessary to approve this Agreement and the transactions contemplated thereby.

        3.29 TAX MATTERS. Neither the Company nor, to its Knowledge, any of its affiliates, has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

        3.30 DISCLOSURE. Neither this Agreement nor any of the Exhibits hereto nor any of the documents delivered by or on behalf of the Company pursuant to Article VII hereof nor the Disclosure Schedule nor any of the Annual and Latest Financial Statements hereof, taken as a whole, contain any untrue statement of a material fact regarding the Company or the business of the Company or the transactions contemplated by this Agreement. This Agreement, the Exhibits hereto, the documents delivered to Parent by or on behalf of the Company pursuant to Article VII hereof, the Disclosure Schedule and the Financial Statements, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Parent of which the Company is aware which has or could reasonably be anticipated to have a Material Adverse Effect.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Parent and Merger Sub hereby represent and warrant to the Company and Rohan that:

        4.01 INCORPORATION AND CORPORATE POWER. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly approved and authorized by Parent's Board of Directors in compliance with applicable law (including the Minnesota General Corporation Law) and Parent's Articles of Incorporation.

        4.02 EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the execution of the Certificate of Merger by Merger Sub, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement or the Certificate of Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms and the Certificate of Merger, when executed and delivered by Merger Sub, will constitute the valid and binding obligation of Merger Sub, enforceable in accordance with its terms.

        4.03 NO BREACH. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination under the provisions of the Articles of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which either Parent or Merger Sub is bound or affected the breach, default, violation or termination of which would result in a material adverse effect on Parent or Merger Sub. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for (a) expiration or termination of the applicable waiting periods under the HSR Act, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (c) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

        4.04    PARENT COMMON STOCK.

        (a) The description of the authorized capital stock of Parent in the Parent SEC reports (as that term is defined below) is accurate. All of outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Parent's outstanding stock options to purchase shares of its Common Stock are accurately described in its SEC Reports. Except as described in its SEC Reports, Parent has no other equity securities or securities containing any equity features authorized, issued or outstanding. Except as described in its SEC Reports, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Parent and, except as described in its SEC Reports, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Parent any shares of capital stock or other securities of Parent of any kind. Except as may be described in its SEC Reports, there are no agreements or other obligations (contingent or otherwise) which may require Parent to repurchase or otherwise acquire any shares of its capital stock.

        (b) The shares of Parent Common Stock to be issued pursuant to the Merger and upon exercise of Company Options assumed by Parent hereunder will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable and issued pursuant to a valid exemption from registration under the Securities Act and Regulation D promulgated thereunder; provided, however, that the Parent Common Stock to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

        4.05    SEC FILINGS; FINANCIAL STATEMENTS.

        (a) Parent has made or will make available to the Company a true and complete copy of its latest Annual Report on Form 10-K, definitive proxy statement, annual report to shareholders and all periodic reports filed by Parent with the Securities and Exchange Commission ("SEC") since the end of Parent's last fiscal year (collectively, as supplemented and amended since the time of filing, the "Parent SEC Reports"). The Parent SEC Reports, including all Parent SEC Reports filed after the date of this Agreement, (i) were or will be prepared in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed or will not at the time they are filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Parent SEC Report filed prior to the date of this Agreement which was superseded by a subsequent Parent SEC Report filed prior to the date of this Agreement.

        (b) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and its Subsidiaries included or incorporated by reference in such Parent SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (except, in the case of all such financial statements that are interim financial statements, for normal year-end adjustments).

        4.06 ABSENCE OF UNDISCLOSED LIABILITIES; NO LITIGATION. Parent does not have any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) as reflected in the Parent SEC Reports, (ii) liabilities which have arisen after the date of the Parent SEC Reports in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit) or (iii) those that are not required to be set forth in the Parent SEC Reports under GAAP. There are no material actions, suits, proceedings, orders or investigations pending or, to the knowledge of Parent, threatened against Parent, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

        4.07 NO MATERIAL ADVERSE CHANGES OR EVENTS. Since the date of the Parent SEC Reports (the "Balance Sheet Date"), there has been no change, individually or in the aggregate, which change has had or, with the passage of time, is reasonably likely to have, a material adverse effect on the business, assets, results of operations, business prospects, condition (financial or otherwise) of the Parent and its subsidiaries, taken as a whole or which could prevent or materially delay Parent's or Merger Sub's ability to consummate the Merger or the transactions contemplated hereby (a "Parent Material Adverse Effect"), provided, however, for purposes of the definition of Parent Material Adverse Effect, a change in the trading price of the Parent Common Stock as reported by the Nasdaq National Market in and of itself shall not constitute a Parent Material Adverse Effect and, provided further, however, that any such change, effect, event or condition that primarily results from changes in general economic conditions or changes affecting the industry in which Parent operates shall not be treated as a "Parent Material Adverse Effect." .

        4.08 MERGER SUB. All of the outstanding capital stock of Merger Sub is owned by Parent free and clear of any lien, claim or encumbrance or any agreement with respect thereto. Since the date of its incorporation, Merger Sub has not engaged in any activity of any nature except in connection with or as contemplated by this Agreement and the Certificate of Merger.

        4.09 TAX MATTERS. Neither Parent nor Merger Sub, nor, to Parent's knowledge, any of Parent's affiliates, has taken or agreed to take any action, or knows of any circumstances that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

        4.10 FULL DISCLOSURE. Neither this Agreement nor any of the Exhibits hereto nor any of the documents delivered by or on behalf of the Parent pursuant to Article VII hereof nor the Disclosure Schedule nor any of the SEC Reports hereof, taken as a whole, contain any untrue statement of a material fact regarding the Parent or the business of the Parent or the transactions contemplated by this Agreement. This Agreement, the Exhibits hereto, the documents delivered to the Company by or on behalf of the Parent and Merger Sub pursuant to Article VII hereof, the Disclosure Schedule and the SEC Reports, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to the Company of which Parent is aware which has or could reasonably be anticipated to have a Parent Material Adverse Effect; provide, however, for purposes of the definition of Parent Material Adverse Effect, a change in the trading price of Parent Common Stock as reported by the Nasdaq National Market in and of itself shall not constitute a Parent Material Adverse Effect .

                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        5.01 CONDUCT OF THE BUSINESS. The Company shall observe, and Rohan shall, to the extent he may legally do so, cause the Company to observe, each term set forth in this Section 5.01 and agree that, from the date hereof until the Effective Time, unless otherwise consented to by Parent in writing:

        (a) The business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of the Company's business, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and the Company's past custom and practice;

        (b) The Company shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

        (c) The Company shall (i) use its best efforts to preserve intact the Company's business organization and goodwill, keep available the services of the Company's officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Company; (ii) respond to reasonable requests from representatives of Parent with respect to operational matters and the general status of ongoing operations; (iii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at the Closing; (iv) notify Parent of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated); and (v) promptly notify Parent in writing if the Company shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue in any material respect;

        (d) The Company (for purposes of this Section 5.01(d), all references to the Company shall include the affiliates, and any former subsidiaries and affiliates, of the Company) shall file (or cause to be filed) at its own expense, on or prior to the due date, all Tax Returns, including all Returns and reports relating to the Plans or the Other Arrangements, for all Tax periods ending on or before the Effective Time where the due date for such Returns or reports (taking into account valid extensions of the respective due dates) falls on or before the Effective Time (all Tax Returns described in this
Section 5.01(d) and any schedules to be included therewith shall be prepared on a basis consistent with those of the Company prepared for prior Tax periods); PROVIDED, HOWEVER, that the Company shall not file any such Tax Returns, or other returns, elections, claims for refund or information statements with respect to any liabilities for Taxes (other than federal, state or local sales, use, withholding or employment tax returns or statements) for any Tax period, or consent to any adjustment or otherwise compromise or settle any matters with respect to Taxes, without prior consultation with and approval by Parent. The Company shall provide Parent with a copy of appropriate workpapers, schedules, drafts and final copies of each federal and state income Tax Return or election of the Company at least ten days before filing such return or election and shall reasonably cooperate with any request by Parent in connection therewith;

        (e) The Company shall not (i) make or rescind any express or deemed election or take any other discretionary position relating to Taxes, (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax returns for the taxable year ended June 30, 1999;

        (f) The Company shall not change any of its methods of accounting in effect at June 30, 1999, other than those required by GAAP; and

        (g) The Company shall not perform any act referenced by (or omit to perform any act which omission is referenced by) the terms of Section 3.09 hereof.

        5.02 ACCESS TO BOOKS AND RECORDS. Between the date hereof and the Effective Time, the Company shall afford to Parent and its authorized representatives (the "Parent Representatives") full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Company, and the work papers of PricewaterhouseCoopers LLP, the Company's independent accountants, and otherwise provide such assistance as is reasonably requested by Parent in order that Parent may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the Company.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        6.01 STOCKHOLDER APPROVAL. As promptly as practicable after the execution of this Agreement, the Company shall, in accordance with the DGCL and the Company's Certificate of Incorporation and Bylaws, obtain the approval of the Company's stockholders of the principal terms of this Agreement and the Merger. The Company shall ensure that the Stockholder approval is solicited in compliance with the DGCL, the Certificate of Incorporation and Bylaws of the Company and all other applicable legal requirements. The Company agrees to use its best efforts and to take all action necessary or advisable to secure the necessary votes required by the DGCL to effect the Merger. Rohan agrees to vote (or consent to vote) all of his shares of Company Capital Stock in favor of approval of the Merger, this Agreement and the transaction contemplated hereby.

        6.02 REGULATORY FILINGS. As promptly as practicable after the execution of this Agreement, Parent, Merger Sub, the Company and Rohan shall, and the Company shall use its best efforts to cause any of its stockholders so required to, make or cause to be made all filings and submissions under any laws or regulations, including the HSR Act or any comparable laws of foreign governmental entities, applicable to such party for the consummation of the transactions contemplated herein. The Company will coordinate and cooperate with Parent (or its affiliates) in exchanging such information necessary to make such filings.

        6.03 CONDITIONS. Each of Parent, Merger Sub, the Company and Rohan shall take all commercially reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish such information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of or any registration, declaration or filing with, or an exemption by any governmental entity, or other third party, required to be obtained or made by such party in connection with the Merger or the taking of any action contemplated thereby or by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company or its affiliates or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

        6.04 NO NEGOTIATIONS. From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, neither the Company nor Rohan shall, and the Company will instruct its officers, directors, employees, agents, representatives and affiliates, not to, directly or indirectly solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees, representatives, agents, or affiliates) relating to any liquidation, dissolution, recapitalization, tender or exchange offer, solicitation of proxies, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, the Company or other similar transaction or business combination involving the Company except as provided pursuant to this Agreement, or participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. The Company shall promptly notify Parent if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Parent with such information regarding such proposal, offer, inquiry or contact as Parent may request.

        6.05 APPROVALS AND CONSENTS. Each of the Company and Parent shall use its reasonable best efforts to obtain all consents and approvals required to be obtained by it to carry out the transactions contemplated by this Agreement, including all consents, waivers or approvals under any of the Contracts in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger and will cooperate with Parent to obtain all such approvals and consents required of Parent. All of such consents and approvals are set forth in the Disclosure Schedule under the caption referencing Section 3.05.

        6.06 NOTIFICATION OF CERTAIN MATTERS. The Company or Parent, as the case may be, shall promptly notify the other of (i) its obtaining of knowledge as to the matters set forth in clauses (x), (y) and (z) below, or (ii) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, including, without limitation, any Material Adverse Effect on the Company or Parent Material Adverse Effect, (y) any material failure of the Company or Parent, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (z) the institution of any claim, suit, action or proceeding arising out of or related to the Merger or the transactions contemplated hereby; PROVIDED, HOWEVER, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

        6.07 REORGANIZATION. From the date of this Agreement until the Effective Time, neither Parent, Merger Sub or the Company shall take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

        6.08    TAX MATTERS.

                (a) Parent will file (or cause to be filed) all Tax Returns of the Company for all Tax periods ending after the Effective Time. After the Effective Time, Parent, to the extent permitted by law, shall have the right to amend, modify or to otherwise change all Tax Returns of the Company for all Tax periods.

                (b) Promptly after receipt by Parent of a written notice of any demand claim or circumstance which, after the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action proceeding or investigation with respect to which indemnity may be sought hereunder with respect of any matter concerning Taxes, but not including receipt of a request for information ("Asserted Tax Liability"), Parent shall give written notice thereof to Rohan (the "Tax Claim Notice").

                (i) A Tax Claim Notice shall contain factual information (to the extent reasonable and available to Parent) generally describing the Asserted Tax Liability in question and shall include copies of any notice or other document received from any taxing authority in respect of such Asserted Tax Liability. Failure by Parent to give Rohan prompt notice of an Asserted Tax Liability shall not reduce or otherwise affect Parent's right to seek indemnification hereunder; provided, however, that if such failure to give prompt notice results in a material detriment to Rohan, then any amount which Parent may otherwise be entitled to as indemnification hereunder with respect to such Asserted Tax Liability shall be reduced by the amount which is solely and directly attributable to such failure to give prompt notice.

                (ii) In the event that Rohan shall provide notice to Parent to the effect that there is a reasonable basis for contesting an Asserted Tax Liability, then Rohan may elect to direct through counsel of his own choosing and at his own expense, a compromise or contest, either administratively or in the courts, of any Asserted Tax Liability; provided that Parent, in its sole and absolute discretion, may notify Rohan at any time that any such compromise or contest must be immediately terminated in which case the foregoing obligation to make indemnity payments hereunder with respect to such asserted Tax Liability shall thereupon terminate.


                (iii) If, in accordance with the foregoing Rohan elects to direct the compromise or contest of any Asserted Tax Liability, he shall, within 30 calendar days after receiving the Tax Claim Notice with respect to such Asserted Tax Liability (or sooner if the nature of the Asserted Tax Liability so requires) notify Parent of his intent to do so, and Parent shall cooperate, at Rohan's sole expense, in the compromise or contest of such Asserted Tax Liability.

                (iv) Rohan may enter into a settlement agreement with respect to or otherwise resolve any Asserted Tax Liability but only with the prior written consent of Parent, which consent may not unreasonably be withheld.

                (v) In the event that and in accordance with the foregoing, Rohan is attempting to compromise or contest any Asserted Tax Liability, Parent may participate at its own expense in all proceedings, either administratively or in the courts. For all purposes hereof, the right to participate in all proceedings, either administratively or in the courts, relating to an Asserted Tax Liability shall include the right to attend and be kept fully informed of all such proceedings.

                (vi) Notwithstanding any attempt to compromise or contest any Asserted Tax Liability, Parent may reasonably determine not to release or disclose to Rohan or his advisors, representatives and agents any information relating to matters which arose after the Closing Date which it determines is of a confidential nature and which, in the best interests of Parent, shall not be disclosed to Rohan or the foregoing parties unless Rohan and the foregoing parties agree in writing to protect the confidential nature of such information and to use or disclose such information solely to the extent necessary to contest an Asserted Tax Liability.

                (vii) The foregoing procedures with respect to matters concerning Taxes shall apply in the event of any conflict between the provisions thereof and those of
                        Article IX.

        6.09 REGISTRATION OF PARENT COMMON STOCK. At Closing, Parent agrees to register the shares of Parent Common Stock to be issued to stockholders of the Company upon conversion of their shares of Company Stock on the terms and conditions set forth in Exhibit A hereto; which shall be declared effective by the SEC not later than 45 days following the Effective Time.

        6.10 FORM S-8. As promptly as practicable after the Effective Time, Parent shall file a Registration Statement on Form S-8 (or any successor or other appropriate form) with the SEC covering the shares of Parent Common Stock subject to issuance with respect to assumed Company Options; which shall be declared effective by the SEC not later than five (5) days following the Effective Time.

        6.11 NASDAQ NATIONAL MARKET. On or prior to the date of filing of the Registration Statement on Form S-8, as set forth in Section 6.10, Parent shall apply for listing on the Nasdaq National Market of shares of Parent Common Stock issuable with respect to the assumed Company Options, upon final notice of issuance and shall take all other acts as necessary or appropriate to cause such shares to become and remain so listed. On or prior to the Effective Date, Parent shall apply for the listing on the Nasdaq National Market of the shares of Parent Common Stock issuable, in connection with the Merger, upon official notice of issuance and shall take all other acts as necessary or appropriate to cause such shares to become and remain so listed.

        6.12 TERMINATION OF COMPANY INVESTOR RIGHTS. The Company shall take such steps as may be necessary to provide for the termination as of the Effective Date of all Company investor rights granted by the Company to its stockholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants.

        6.13 ESCROW ARRANGEMENTS. Simultaneously with the Merger on the Effective Date, 71,500 shares of Parent Common Stock to be delivered to Rohan in the Merger under Section 2.02(a) will be delivered to the Escrow Agent (as such term is defined in the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement")). Such stock shall constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in the Escrow Agreement. The Escrow Fund shall terminate on the 91st day following the Effective Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that, together with the aggregate amount remaining in the Escrow Fund, is necessary in the reasonable judgment of Great Plains, subject to the notice procedures in the Escrow Agreement, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to Rohan the remaining proceeds of the Escrow Fund not required to satisfy such claims, in accordance with the provisions of the Escrow Agreement.

        6.14 COOPERATION WITH ROHAN. Parent shall reasonably cooperate with Rohan to the extent Rohan so requests relating to his desire, if any, to contribute his shares of Parent Common Stock to be received in the Merger to an exchange or swap fund.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

        7.01 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction of each of the following conditions on or before the Effective Date:

        (a) STOCKHOLDER APPROVAL. The principal terms of this Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

        (b) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) imposing or seeking to impose limitations on the ability of Parent to acquire or hold or to exercise full rights of ownership of any securities of the Company; (ii) imposing or seeking to impose limitations on the ability of Parent to combine and operate the business and assets of the Company with any of its affiliates or other operations; (iii) imposing or seeking to impose other material sanctions, damages, or liabilities arising out of the Merger on Parent, Merger Sub or the Company, or any of their officers or directors; (iv) requiring or seeking to require divestiture by Parent of all or any portion of the business, assets, or property of the Company; or (v) otherwise preventing the consummation of the Merger.

        (c) GOVERNMENTAL ACTION. No action or proceeding shall be instituted by any Governmental Entity seeking to prevent consummation of the Merger, asserting the illegality of the Merger or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding.

        (d) GOVERNMENTAL APPROVALS. Any applicable waiting periods under the HSR Act shall have expired or been terminated, and all other material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained.

        7.02 ADDITIONAL CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATIONS. The obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (in Parent's sole discretion) of each of the following conditions on or before the Effective Date:

        (a) REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties set forth in Article III hereof shall be true and correct in all material respects at and as of the Effective Date as though then made and as though the Effective Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by the Company of discoveries, events or occurrences arising on or after the date hereof), except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date; PROVIDED that, this condition shall be deemed satisfied, solely for purposes of this Section 7.02(a) and not for any other purpose (including, without limitation, any purpose in Article IX hereof), if all of the changes in the representations and warranties in Article III between the date hereof and the Effective Time do not, in the aggregate, have a Material Adverse Effect;

        (b) COVENANTS PERFORMED. The Company and Rohan shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by them under this Agreement prior to the Closing;

        (c) CONSENTS OBTAINED. The Company shall have obtained, or caused to be obtained, each consent and approval referred to in Section 6.05 hereof;

        (d) NO MATERIAL ADVERSE CHANGE. Between the date of this Agreement and the Effective Date, there shall not have occurred any change with respect to the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company which would result in or would be reasonably likely to have a Material Adverse Effect;

        (e) DISSENTERS' RIGHTS. Holders of not more than 5% of the outstanding shares of Company Stock shall have exercised, nor shall they have any rights or continued right to exercise, dissenters' rights under the DGCL with respect to the transactions contemplated by this Agreement;

        (f) NO DAMAGE TO PROPERTIES. There shall have been no damage, destruction or loss of or to any property or properties owned or used by the Company, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a Material Adverse Effect;

        (g) OPINION OF COMPANY COUNSEL. Parent and Merger Sub shall have received from counsel for the Company a written opinion, dated the Effective Date, addressed to Parent and Merger Sub and reasonably satisfactory to Parent's counsel, in form and substance substantially as set forth in Exhibit C;

        (h) NON-COMPETE AGREEMENT WITH ROHAN. Parent and Rohan shall have entered into a Non-Compete Agreement in substantially the form attached as Exhibit D hereto.

        (i) LOCK-UP AGREEMENTS. Parent shall have entered into a Lock-Up Agreement in substantially the form attached as Exhibit E hereto with Rohan, Robert Rohan, Kevin Berens, Rick Schleuter and Kaveh Mahjoob;

        (j) DELIVERY OF CERTAIN DOCUMENTS. On the Effective Date, the Company shall have delivered to Parent and Merger Sub all of the following:

                (i) a certificate of the President and the Chief Financial Officer of the Company, dated the Effective Date, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

                (ii) a copy of the text of the resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger and (ii) the Certificate of Incorporation and Bylaws of the Company, along with a certificate executed by the Secretary of the Company, certifying to Parent that such copies are true, correct and complete copies of such resolutions, Certificate of Incorporation and Bylaws, respectively, and that such resolutions, Certificate of Incorporation and Bylaws were duly adopted and have not been amended or rescinded;

                (iii) copies of the third party and governmental consents and approvals referred to in subsections (c) and (d) above;

                (iv) the Company's minute books, stock transfer records, corporate seal and other materials or copies thereof related to the Company's corporate administration;

                (v) a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware, and Certificates of Good Standing from the Secretaries of State of the States of Delaware, California and Colorado evidencing the good standing of the Company in each such jurisdiction;

                (vi) a copy, fully executed by the Company and Rohan of the Escrow Agreement in substantially the form attached as Exhibit B hereto;

                (vii) Parent shall have received the resignation in writing of the directors and officers of the Company effective as of the Effective Time; and

                (viii) such other certificates, documents and instruments as Parent reasonably requests related to the transactions contemplated hereby.

        7.03 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND ROHAN. The obligations of the Company and Rohan to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (in the Company's sole discretion) of each of the following conditions on or before the Effective Date:

        (a) REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties set forth in Article IV hereof will be true and correct in all material respects at and as of the Closing as though then made and as though the Effective Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account disclosures by Parent of discoveries, events or occurrences arising on or after the date hereof), except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

        (b) COVENANTS PERFORMED. Parent shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

        (c) DELIVERY OF CERTAIN DOCUMENTS. On the Effective Date, Parent will have delivered to the Company:

                (i) a certificate of an Officer of Parent dated the Effective Date, stating that the conditions precedent set forth in subsections
(a) and (b) above have been satisfied;

                (ii) a copy of the Escrow Agreement executed by Parent, Merger Sub and the escrow agent; and

                (iii) a copy of the resolutions adopted by Parent and Merger Sub approving the transactions contemplated by this Agreement, certified by the Secretary or Assistant Secretary of Parent and Merger Sub.

        (d) TAX OPINION. The Company shall have received an opinion of Morrison & Foerster LLP, special tax counsel to the Company, in form and substance reasonably satisfactory to Company and upon which the Company's stockholders may rely, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the Closing Date, substantially to the effect that the Merger will be treated as a "reorganization," within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Merger. Each of Parent, Merger Sub and the Company shall cooperate with each other in obtaining the opinion of Morrison & Foerster LLP described in this Section 7.03(d). In connection therewith, each of Parent and the Company shall deliver to Morrison & Foerster LLP customary representation letters.

        (e) NO MATERIAL ADVERSE CHANGE. Between the date of this Agreement and the Effective Date, there shall not have occurred any change with respect to the business, assets, properties, condition (financial or otherwise), results of operations or prospects of Parent which would result in or would be reasonably likely to have a Parent Material Adverse Effect.


                                  ARTICLE VIII

                                   TERMINATION

        8.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

        (a)     by the mutual consent of Parent (on behalf of itself and Merger
Sub) and the Company;

        (b) by either Parent (on behalf of itself and Merger Sub) or the Company if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement; provided, that the nonbreaching party may only terminate in the event that the breaching party has not cured such materials breach within ten days after the party seeking to terminate this Agreement has given the other party written notice of such materials breach and its intention to terminate this Agreement pursuant to this Section 9.01(b).

        (c) by either Parent (on behalf of itself and Merger Sub) or the Company if the transactions contemplated hereby have not been consummated by April 30, 2000; PROVIDED, THAT, neither Parent nor the Company will be entitled to terminate this Agreement pursuant to this Section 8.01(c) if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby;

        (d) by Parent if, after the date hereof, there shall have been a Material Adverse Effect or if, after the date hereof, an event shall have occurred which, so far as reasonably can be foreseen, would result in any Material Adverse Effect; or

        (e) by Company if, after the date hereof, there shall have been a Parent Material Adverse Effect or if, after the date hereof, an event shall have occurred which, so far as reasonably can be foreseen, would result in any Parent Material Adverse Effect.

        8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01 hereof, all provisions of this Agreement shall terminate and there shall be no liability on the part of Parent, Merger Sub, or Parent's or Merger Sub's stockholders, officers, or directors, except that: (i) Sections 10.01 (press releases), 10.02 (expenses) and 10.10 (governing law) hereof shall survive indefinitely, and (ii) the parties shall remain liable for their willful breaches of this Agreement prior to the time of such termination.


                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

        9.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in Article III and
Article IV hereof shall survive the Closing for the greater of the following periods: (i) one year from the Effective Time, or (ii) with respect to any specific representation or warranty under which a party shall have made a claim for indemnification hereunder prior to the first anniversary of the Effective Time and as to which such claim has not been completely and finally resolved prior to the first anniversary of the Effective Time, such representation or warranty shall survive for the period of time beyond the first anniversary of the Effective Time sufficient to resolve, completely and finally, the claim relating to such representation or warranty; provided, however, that the representations and warranties herein of the Company and Rohan relating to Taxes shall survive the Effective Time until the end of the applicable statute of limitations with respect to taxes (the "Tax Indemnity Period").

        9.02    INDEMNIFICATION.

        (a) Subject to the limitations of Section 9.02(b) hereof, Rohan agrees to indemnify in full Parent, Merger Sub, the Surviving Corporation and their respective officers, directors, employees, agents, stockholders and subsidiaries (collectively, the "Parent Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses)(collectively "Losses"), which the Parent Indemnified Parties may suffer, sustain or become subject to, prior to the first anniversary of the Effective Time, as a result of (i) any misrepresentation in any of the representations and warranties of the Company contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of the Company pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Related Documents") or (ii) any breach of, or failure to perform, any agreement of the Company contained in this Agreement or any of the Related Documents occurring prior to the Effective Time (collectively, the "Parent Losses"); provided, however, that notwithstanding anything in this Agreement to the contrary, Rohan shall not be liable for any Parent Loss relating to or arising in connection with disclosures to Parent in connection with this Agreement and the transactions contemplated hereby . The indemnification provided by this Section 9.02(a) shall be satisfied initially from the Escrow Amount (to the extent the Losses can be satisfied through the Escrow Amount). The termination of the Escrow Period shall not relive Rohan from his indemnification obligations hereunder.

        (b) Rohan will be liable to the Parent Indemnified Parties for any Parent Loss, and Parent shall be entitled to set off against the Escrow Amount
(i) only if Parent delivers Rohan a written notice, setting forth in reasonable detail the identity, nature and amount of Parent Losses related to such claim or claims prior to the first anniversary of the Effective Time, (ii) only if the aggregate amount of all Parent Losses exceeds $500,000 (the "Basket Amount"), in which case Rohan shall be obligated to indemnify the Parent Indemnified Parties for the total amount of all such Parent Losses in excess of the Basket Amount and (ii), except for fraud, Rohan's aggregate liability for all amounts under this Section 9.02 shall not exceed an amount equal to $5,000,000 (the "Cap"). Parent's failure to provide the detail required by clause (i) in the preceding sentence shall not constitute either a breach of this Agreement by Parent or any basis for Rohan to assert that Parent did not comply with the terms of this
Section 9.02 sufficient to cause Parent to have waived its rights under this
Section 9.02, unless, and only to the extent, such failure has materially and adversely affected Rohan's ability to defend successfully such claim.

        9.03    INDEMNIFICATION BY PARENT.

        (a) Subject to the limitations of Section 9.03(b) hereof, Parent agrees to indemnify in full the Company's officers, directors, employees, agents, stockholders and subsidiaries (collectively, the "Company Indemnified Parties") and hold them harmless against any Losses which the Company Indemnified Parties may suffer, sustain or become subject to, (A) prior to the first anniversary of the Effective Time, as a result of (i) any misrepresentation in any of the representations and warranties of Parent contained in this Agreement or in any of the Related Documents or (ii) any breach of, or failure to perform, any agreement of Parent contained in this Agreement or any of the Related Documents or (B) any Losses which the Company Indemnified Parties may suffer, sustain or become subject to at any time after the Effective Time arising as a result of the conduct of the business subsequent to the Closing Date or the consummation of the transactions contemplated hereby on the Closing Date (collectively, the "Company Losses").

        (b) Parent will be liable to the Company Indemnified Parties for any Company Loss (i) only if Rohan delivers Parent a written notice, setting forth in reasonable detail the identity, nature and amount of Company Losses related to such claim or claims prior to the first anniversary of the Effective Time (other than with respect to Section 9.03(a)(B)), (ii) only if the aggregate amount of all Company Losses exceeds the Basket Amount, in which case Parent shall be obligated to indemnify the Company Indemnified Parties for the total amount of all such Company Losses in excess of the Basket Amount and (iii) except for fraud, Parent's aggregate liability for all amounts under this
Section 9.03 shall not exceed the Cap. Rohan's failure to provide the detail required by clause (i) in the preceding sentence shall not constitute either a breach of this Agreement by Rohan or any basis for Parent to assert that Rohan did not comply with the terms of this Section 9.03 sufficient to cause Rohan to have waived its rights under this Section 9.03, unless, and only to the extent, such failure has materially and adversely affected Parent's ability to defend successfully such claim.

        9.04 METHOD OF ASSERTING CLAIMS. As used herein, an "Indemnified Party" shall refer to a "Parent Indemnified Party" or "Company Indemnified Party," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.


        (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim") the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; PROVIDED, THAT the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) can diligently contest and defend such Claim. Notice of the intention to so contest and defend shall be given by the Indemnifying Party to the Notifying Party within 20 business days after the Notifying Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys retained by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

        (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 20 business days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay (subject to the Basket Amount, to the extent applicable), the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed their liability with respect to such claim, the Indemnifying Party and the Notifying Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such individuals within 20 days after the delivery of the Notifying Party's notice of such claim, such dispute shall be resolved fully and finally in Denver, Colorado, by an arbitrator selected pursuant to and an arbitration governed by Commercial Arbitration Rules of the American Arbitration Association, as modified herein. The parties will jointly appoint a mutually acceptable independent arbitrator, seeking assistance in such regard from the American Arbitration Association. The arbitrator shall resolve the dispute within 30 days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction. Each of Parent, on the one hand, and Rohan, on the other, shall bear its own fees and expenses in connection with such arbitration and shall bear 50% of the fees and expenses of the arbitrator.

        9.05 SOLE AND EXCLUSIVE REMEDY. After the Closing, the rights set forth in this Article IX shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in this Agreement and the Related Documents. Notwithstanding the foregoing, nothing herein shall prevent any of the parties hereto from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to the other parties in connection with this Agreement and the Related Documents. In the event such action is brought, Parent, on the one hand, and Rohan on the other, shall bear its own fees and expenses in connection with such action.


                                    ARTICLE X

                                  MISCELLANEOUS

        10.01 PRESS RELEASES AND ANNOUNCEMENTS. Parent, Merger Sub, and the Company agree that the existence, nature and terms and conditions of this Agreement and discussions between the parties regarding the transactions contemplated hereby are, and shall be treated as, confidential by the parties. Accordingly, each party agrees that, without the written consent of the others, it (a) will make no public comment concerning or announcement of the transactions contemplated hereby; (b) will respond to all inquiries concerning the transactions contemplated hereby by stating that it is such company's policy not to comment on such inquiries; (c) will take reasonable steps to restrict knowledge of the transactions contemplated hereby to those who need to know; and
(d) will notify the other parties of any rumor external to the parties of the transactions contemplated hereby. Notwithstanding the foregoing, the Company acknowledges and agrees that Parent, as a public company, is subject to certain disclosure requirements under applicable securities laws. For this reason, Parent reserves the right to disclose the existence of and the status of negotiations at any time it decides that securities laws or the rules of any stock exchange require such disclosure, and Parent shall have the right to issue a press release regarding the transactions contemplated hereby upon the signing of this Agreement and upon the Closing; PROVIDED THAT, Parent agrees to notify the Company if Parent intends to make a disclosure and, to the extent feasible, to provide the Company with the text of the disclosure and opportunity to comment in advance of its release to the public.

        10.02 EXPENSES. Except as otherwise expressly provided for herein, all fees and expenses incurred in connection with the Merger, including without limitation all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby (whether consummated or not) shall be the obligation of the party incurring such fees and expenses.

        10.03 FURTHER ASSURANCES. Each of the Company, Parent and Merger Sub agree that, on and after the Effective Time, it shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

        10.04 AMENDMENT AND WAIVER. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

        10.05 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, or the next business day if sent by overnight courier, or three days after being mailed by first class mail, return receipt requested. Notices, demands and communications to Parent, the Company and Rohan will, unless another address is specified in writing, be sent to the address indicated below:

NOTICES TO PARENT AND MERGER SUB:             WITH A COPY TO:

Great Plains Software, Inc.                   Dorsey & Whitney LLP
1701 38th Street Southwest                    507 Davidson Building
Fargo, ND  58013                              8 3rd Street North
Attn:  Douglas Herman, General Counsel        Great Falls, MT  59401
                                              Attn:  Lawrence Martinez, Esq.


NOTICES TO THE COMPANY:                       WITH A COPY TO:

FRx Software Corporation                      E*Law Group
4700 S. Syracuse Parkway                      3555 West 110th Place
Denver, CO 80237                              Westminster, CO 80031
Attn: Todd Wille                              Attn:  Jeremy W. Makarechian, Esq.

NOTICES TO MICHAEL L ROHAN:                   WITH A COPY TO:

75 Glenmoore Drive                            E*Law Group
Cherry Hills Village, CO 80110                3555 West 110th Place
                                              Westminster, CO 80031
                                              Attn:  Jeremy W. Makarechian, Esq.


        10.06 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, EXCEPT that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

        10.07 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        10.08 COMPLETE AGREEMENT. This Agreement, the Articles of Merger, the Escrow Agreement and the other exhibits hereto, the Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

        10.09 COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

        10.10 GOVERNING LAW. Except to the extent that the DGCL governs the effectuation of the Merger, the internal law, without regard to conflicts of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     GREAT PLAINS SOFTWARE, INC.


                                     By  /s/ David M. O'Hara
                                         -------------------------------------
                                         Name: David M. O'Hara
                                         Title:


                                     GPS ACQUISITION, INC.


                                     By  /s/ David M. O'Hara
                                         -------------------------------------
                                         Name: David M. O'Hara
                                         Title:


                                     FRX SOFTWARE CORPORATION


                                     By  /s/ Michael Rohan
                                         -------------------------------------
                                         Name: Michael Rohan
                                         Title:


                                         /s/ Michael Rohan
                                         -------------------------------------
                                            MICHAEL ROHAN

                                                                       EXHIBIT A

                             REGISTRATION PROVISIONS

                                    ARTICLE I
                                   DEFINITIONS

                  Capitalized terms used but not otherwise defined in this Exhibit A shall have the meanings set forth in the Merger Agreement. As used in this Exhibit A, the following terms shall have the following meanings:

                  ADVICE has the meaning set forth in the final paragraph of
Section 2.04 below.

                  EFFECTIVE DATE has the meaning set forth in Section 2.01 below.

                  EFFECTIVENESS PERIOD has the meaning set forth in Section 2.01 below.

                  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

                  FORM S-3 means a registration statement on Form S-3 under the Securities Act or any successor form thereto.

                  HOLDER means the holders of Registrable Securities.

                  PROSPECTUS means the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  The terms REGISTER, REGISTERED and REGISTRATION refer to a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

                  REGISTRABLE SECURITIES means the Parent Common Stock issued to the Holders or the Escrow Agent pursuant to the Merger Agreement; PROVIDED, HOWEVER, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

                  REGISTRATION STATEMENT means any registration statement of Parent that covers any of the Registrable Securities pursuant to the provisions of this Exhibit A, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  RESTRICTED SECURITY means the Parent Common Stock issued to the Holders pursuant to the Merger Agreement until such Parent Common Stock (i) has been effectively registered under the Securities Act and disposed of in accordance with a registration statement filed under the Securities Act covering it or (ii) can be sold in any three (3) month period without registration in compliance with Rule 144 of the Securities Act.

                  RULE 144 means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith and resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities and who are free of the registration and prospectus delivery requirements of the Securities Act.

                  RULE 145 means Rule 145 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith.

                  RULE 415 means Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC under the Securities Act.

                  SEC means the Securities and Exchange Commission or any successor agency.

                  SECURITIES ACT means the Securities Act of 1933, as amended.

                                   ARTICLE II
                               REGISTRATION RIGHTS

         2.01 REGISTRATION. Except as otherwise provided herein, Parent file a Registration Statement under the Securities Act with respect to the Registrable Securities as soon as reasonably practical, but in no event later than five business days after the consummation of the Merger. Parent shall use reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the Effective Time (the date of such effectiveness being referred to herein as the "Effective Date"). Parent shall use reasonable best efforts to keep the Registration Statement continuously effective until the earlier of the date on which (i) all the Registrable Securities covered by the Registration Statement have been sold or (ii) all of the securities covered by the Registration Statement are no longer Restricted Securities.

         2.02     LIMITATIONS ON REGISTRATION.  Notwithstanding the foregoing:

                  (a) Parent shall not be required to file any Registration Statement pursuant to Section 2.01 above if Parent does not meet the filing requirements of Form S-3. If, due to a change in circumstances, Parent does not qualify for the registration of Registrable Securities on Form S-3, Parent shall promptly notify the Holders that Parent does not meet the Form S-3 filing requirements. In the event Parent does not meet the S-3 filing requirements, Parent shall use reasonable best efforts to meet such filing requirements and shall promptly file a Registration Statement upon meeting such filing requirements.

                  (b) Parent shall be obligated to file only one (1) Registration Statement pursuant to Section 2.01 above; PROVIDED that Parent shall file additional Registration Statements if the initially filed Registration Statement is withdrawn or suspended for any reason.

                  (c) Parent may delay filing of the Registration Statement requested pursuant to Section 2.01 above for a period not to exceed thirty (30) days if, in the reasonable discretion of Parent, Parent believes that filing the Registration Statement and effecting the registration, would require the premature disclosure of any material transaction or event (such as financings, acquisitions, dispositions of assets or stock, mergers or other comparable transactions) or would require Parent to make public disclosure of information, the public disclosure of which would materially adversely affect Parent; provided, that Parent shall only be entitled to delay such filing once.

                  2.03 SUPPLEMENTS AND AMENDMENTS TO THE REGISTRATION STATEMENTS. If a Registration Statement ceases to be effective for any reason at any time during the period for which it is required to be effective under this Exhibit A, Parent shall use reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof and shall in connection therewith promptly supplement and amend any such Registration Statement in a manner reasonably and in good faith expected to obtain the withdrawal of the order suspending the effectiveness thereof, and Parent shall use reasonable best efforts to cause any such Registration Statement to be declared effective as soon as practicable after such amendment or supplement. Parent shall supplement and amend a Registration Statement as required by the rules, regulations or instructions applicable to Form S-3 or if required by the Securities Act or the SEC.

                  2.04 REGISTRATION PROCEDURES. In connection with any Registration Statement, Parent shall:

                  (a) Promptly prepare and file with the SEC such Registration Statement and cause such Registration Statement to become effective and remain effective as provided herein.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time period specified in Section 2.01 hereof; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the sale of all Registrable Securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the Holders in writing (i) when a Prospectus or any prospectus supplement or post-effective amendment has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation or threatening of any proceedings for that purpose,
(iii) of the receipt by Parent of any notification with respect to (A) the suspension of the qualification or exemption from qualification of the Registration Statement or any of the Registrable Securities covered thereby for offer or sale in any state or (B) the initiation or threatening of any proceeding for such purpose and (iv) of the occurrence of any event, the existence of any condition or information becoming known that requires the making of any changes in the Registration Statement or the Prospectus so that, in the case of such Registration Statement, it will conform in all material respects with the requirements of the Securities Act and it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) Use reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities covered thereby for sale in any state and, if any such order is issued, to promptly obtain the withdrawal of any such order.

                  (e) Furnish to each of the Holders one (1) conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules but excluding all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including exhibits incorporated by reference).

                  (f) Deliver to the Holders without charge sufficient copies of each Prospectus and each amendment or supplement thereto and, subject to the last paragraph of this Section 2.04, Parent hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (g) Register or qualify, and cooperate with the Holders and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the federal or state securities laws of such jurisdictions within the United States as may be required to permit the sale thereof by the Holders. Parent agrees to cause its counsel to perform state securities law investigations and file registrations and qualifications required to be filed pursuant to this Section 2.04(g); keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the securities covered thereby; PROVIDED, HOWEVER, that Parent will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

                  (h) Upon the occurrence of any event contemplated by Section 2.04(c)(iv), as promptly as possible thereafter prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file such supplement, amendment or other document with the SEC so that, as thereafter delivered to the purchasers of Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and such Prospectus will otherwise comply with law; PROVIDED, HOWEVER, that Parent may elect to delay filing such a post-effective amendment for a period not more than thirty (30 days) or if, in Parent's reasonable discretion, it determines that the disclosure of previously undisclosed material information regarding Parent therein would materially adversely affect Parent and such delay will otherwise comply with law; provided that Parent shall only be entitled to delay such filing once.

                  (i) Comply with all applicable rules and regulations of the SEC and make generally available to the Holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any twelve (12) month period (or ninety
(90) days after the end of any twelve (12) month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of Parent after the effective date of the relevant Registration Statement, which earnings statements shall cover such twelve (12) month periods.

                  (j) Use reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be listed on The Nasdaq Stock Market or such other securities exchange on which the Parent Common Stock is then listed.

                  The Holders agree, as a condition to the registration obligations with respect to the Holders provided herein, to furnish to Parent such information regarding the Holders and the distribution of such Registrable Securities as Parent may, from time to time, reasonably request in writing to comply with the Securities Act and other applicable law. Parent may exclude from such registration the Registrable Securities of any Holder if such Holder unreasonably fails to furnish such information within a reasonable time after receiving such request. If the identity of the Holders is to be disclosed in the Registration Statement, as may be reasonably requested, the Holders shall be permitted to include all information necessary to properly disclose such identity.

                  The Holders agree that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.04(c)(ii), 2.04(c)(iii) or 2.04(c)(iv), the Holders will immediately discontinue disposition of such Registrable Securities covered by the Registration Statement or Prospectus until the Holders' receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.04(h), or until it is advised in writing (the "Advice") by Parent that the use of the applicable prospectus may be resumed, and the Holders have received copies of any amendments or supplements thereto, and, if so directed by Parent, the Holders will deliver to Parent all copies, other than permanent file copies, then in the Holders' possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  2.05 REGISTRATION EXPENSES. All fees and expenses incident to the performance of or compliance with the provisions of Article II of this Exhibit A by Parent shall be borne by Parent, including, without limitation, (i) all SEC and state securities law registration and filing fees, (ii) fees and disbursements of Parent' independent certified public accountants, (iii) fees and expenses of all attorneys retained by Parent, (iv) internal expenses of Parent, (v) fees and expenses incurred in connection with the listing and (vi) the expenses relating to preparation and distribution and printing of any Registration Statement or Prospectus. The fees and expenses of any attorneys or other advisors retained by the Holders in connection with any Registration Statement shall be borne by the Holders; provided, however, that in the event that the Company requires an opinion of counsel of the Holders, the fees and expenses of one counsel for the Holders in rendering such opinion shall be paid by the Company.

                  2.06 RULES 144 AND 145. Parent undertakes to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 145 under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC.

                                   ARTICLE III

                                 INDEMNIFICATION

                  3.01 INDEMNIFICATION BY PARENT. Parent agrees to indemnify and hold harmless the Holders from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which Holders may become subject, under the Securities Act or otherwise, caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or any amendment or supplement thereto or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements not misleading; PROVIDED, HOWEVER, that Parent will not be liable insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based solely upon information furnished in writing to Parent by Holders expressly for use therein; FURTHER PROVIDED, HOWEVER, that the foregoing indemnity with respect to any untrue statement in or omission from any preliminary prospectus shall not inure to the benefit of the Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities if a copy of the Prospectus had not been sent or given to such person at or prior to the written confirmation of the sale of such Registrable Securities to such person if required by the Securities Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus and such Prospectus was distributed to the Holder prior to such sale of Registrable Securities.

                  3.02 INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. The Holders, severally and not jointly, agree to indemnify and hold harmless Parent, Parent' directors, Parent' officers who sign the Registration Statement and any person controlling Parent to the same extent as the foregoing indemnity from Parent to the Holders set forth in Section 3.01, but only with reference to, and in conformity with, information relating to the Holders furnished by the Holders in writing expressly for use in a Registration Statement, the Prospectus or any preliminary prospectus, and will reimburse any legal or other expenses reasonably incurred by Parent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. The maximum amount of any liability of any Holder under this Section 3.02 shall be equal to the net proceeds received by any such Holder from any sales of Restricted Securities under any Registration Statement.

                  3.03 CONDUCT OF INDEMNIFICATION PROCEEDING. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 3.01 or Section 3.02, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing; but the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party except to the extent the Indemnifying Party was prejudiced by such omission. In case any such proceeding is instituted against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall have the right to retain counsel satisfactory to such Indemnified Party to defend against such proceeding and the Indemnifying Party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall reasonably cooperate with the Indemnifying Party and shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the Indemnifying Party has not retained counsel to defend such proceeding. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. Such firm shall be designated in writing by the Holders in the case of parties indemnified pursuant to Section 3.01 and by Parent in the case of parties indemnified pursuant to Section 3.02. All fees and expenses that an Indemnified Party is entitled to receive from an Indemnifying Party under this Article III shall be reimbursed as they are incurred. No Indemnifying Party shall, without prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action.

                  3.04     CONTRIBUTION. If the indemnification provided for in
Section 3.01 or Section 3.02 is unavailable as a matter of law to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under either such section, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Parent on the one hand and of the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by Parent or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Parent and the Holders agree that it would not be just and equitable if contribution pursuant to this Article III were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph of this Section 3.04 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article III, the Holders shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by the Holders and distributed to the public were offered to the public exceeds the amount of any damages that the Holders have otherwise been required to pay by reason of such untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.02 AMENDMENTS AND WAIVERS. The provisions of this Exhibit A may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless (i) with regard to obligations of the Holders, Parent has given its prior written consent and (ii) with regard to obligations of Parent, Parent has obtained the prior written consent of a majority in interest of the Holders.

                  4.03 NOTICES. All notices, consents, requests, instructions or other communications or information shall be in writing and shall be given or made in accordance with the provisions of the Merger Agreement.

                  4.04 BENEFIT OF AGREEMENT. The registration right granted to the Holders shall be for the benefit of, and enforceable by, such Holders only and not for any third parties.

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (the "Escrow Agreement) is made and entered into as of ________, 2000, by and among Great Plains Software, Inc. ("Great Plains") a Minnesota corporation ("Parent"), GPS Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), FRx Software Corporation, a Delaware corporation (the "Company"), Norwest Bank Minnesota, N.A., as escrow agent (the "Escrow Agent"), and Michael L. Rohan ("Rohan").

         WHEREAS, the Parent, the Merger Sub, the Company and Rohan entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of February __, 2000 pursuant to which the Merger Sub will be merged with and into the Company (the "Merger"), the separate existence of the Merger Sub will cease, and the Company will continue as the surviving corporation (the Company, in its capacity as the corporation surviving the Merger, is referred to herein as the "Surviving Corporation"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement;

         WHEREAS, the Merger Agreement provides for the execution and delivery of this Escrow Agreement;

         WHEREAS, certain representations, warranties, covenants, agreements and indemnities of the Company, Parent, and Merger Sub are set forth in the Merger Agreement;

         WHEREAS, the Merger Agreement requires that 71,500 shares of Parent Common Stock issued at the Effective Time pursuant to Section 2.02of the Merger Agreement shall be held in escrow (the "Escrow Amount") to compensate the Parent Indemnified Parties for any Parent Losses (as defined in Section 9.02(a) of the Merger Agreement) incurred in connection with the Merger Agreement and the transactions contemplated thereby and to be available for any adjustment to the Merger Consideration; and

         WHEREAS, this Escrow Agreement sets forth the basis on which the Escrow Agent will receive and hold, and make disbursements from, the Escrow Fund (defined below) and the duties for which the Escrow Agent will be responsible.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

         1. APPOINTMENT AND AGREEMENT OF ESCROW AGENT. Parent, Merger Sub, Company and Rohan hereby appoint and designate Norwest Bank Minnesota, N.A. as the Escrow Agent. Norwest Bank Minnesota, N.A. hereby accepts such appointment and agrees to perform the duties of the Escrow Agent under the terms and conditions set forth herein.

         2. MERGER AGREEMENT NOT LIMITED BY THIS AGREEMENT. The Merger Agreement and the procedures contained therein are not limited by this Escrow Agreement. Notwithstanding any express provision of this Escrow Agreement to the contrary, in the event this Escrow Agreement is unclear, silent or in conflict with the Merger Agreement, reference shall be made to the Merger Agreement and the Merger Agreement shall control.

         3.       DEPOSIT OF ESCROW SHARES AND ESTABLISHMENT OF ESCROW FUND.

                  (a) Promptly after the Effective Time, the Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable to Rohan pursuant to Section [2.02of the Merger Agreement.

                  (b) The Escrow Agent shall establish and hold the Escrow Shares in escrow (the "Escrow Fund") on behalf of the Parent Indemnified Parties for the purposes of indemnifying them against loss in accordance with Article IX of the Merger Agreement. The Escrow Agent agrees to disburse the Escrow Shares in accordance with the terms and procedures set forth in this Escrow Agreement and the Merger Agreement.

         4.       RIGHTS IN RESPECT OF ESCROW SHARES; DIVIDENDS AND
DISTRIBUTIONS.

                  (a) Rohan shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by him (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

                  (b) Any cash dividends received by the Escrow Agent in respect of the Escrow Shares (the "Dividend Income") shall not be added to the Escrow Fund. Such Dividend Income shall be distributed to the record holder of the Parent Common Stock on the record date set for any such dividend.

                  (c) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) (the "New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

         5. TAX REPORTING. All tax reporting with respect to any Dividend Income and Investment Income shall be the responsibility of Rohan, and the Escrow Agent shall have no obligation to deliver Form 1099s or any other federal or state income tax reports to the Parent.

         6. ESCROW PERIOD; TERMINATION. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Minnesota Time, on the later of
(i) the 91st day following the Effective Time (the "Escrow Period"): PROVIDED, HOWEVER, that the Escrow Period shall not terminate with respect to such amount that is necessary in the reasonable judgment of Parent to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period, specified in any Officer's Certificate (defined below) delivered to the Escrow Agent prior to termination of such Escrow Period. At the termination of the Escrow Period, the Escrow Agent shall deliver to Rohan the portion of the Escrow Fund not required to satisfy the full amount of any unsatisfied claims by the Parent as specified above. As soon as all such claims have been resolved, pursuant to Section 8 hereof or written memorandum of Rohan and Parent, the Escrow Agent shall deliver to Rohan the remaining portion of the Escrow Fund not required to satisfy such claims. At all times during which the Escrow Amount is maintained under the Escrow Fund, Rohan shall be deemed to be the record holder of the Parent Common Stock comprising the Escrow Amount.

         7. PROCEDURES FOR DISBURSEMENTS. Except as otherwise provided herein, the Escrow Agent shall not pay claims for Parent Losses from the Escrow Fund unless and until the Parent has made claims for Parent Losses pursuant to
Section 8 hereof that exceed the Basket Amount (as defined in Section 9.02(b)of the Merger Agreement). After the claims for Losses equal to the Basket Amount have been made, any additional Losses incurred by the Parent shall be satisfied by the Escrow Fund in accordance with the procedures set forth in Section 8 of this Escrow Agreement.

         8. CLAIMS UPON THE ESCROW FUND. Parent shall notify the Escrow Agent in writing ("Officers Certificate"), with a copy to Rohan, that Parent has exercised its rights to indemnification against all or a portion of the Escrow Fund in accordance with Section 9.3 of the Merger Agreement. If Rohan does not notify the Escrow Agent in writing within ten business days of Parent's notice, with a copy to Parent, that Rohan objects to the disbursement, then the Escrow Agent shall release and promptly disburse to Parent from the Escrow Fund the number of shares of Parent Common Stock set forth in the Parent's notice, which shall be that number of shares equal to the cash value of such offset amount divided by $70 per share, rounded up to the nearest whole share, along with a proportionate amount of Dividend Income and Investment Income on such shares. If Rohan timely objects to the disbursement in accordance with the provisions of this Section 8, the Escrow Agent may either (a) continue to hold such shares until the Escrow Agent is notified by the Parent and Rohan in writing that the dispute has been resolved or (b) pursue the remedies provided in Section 9.6 hereof.

         9.       ESCROW AGENT.

                  9.1 INDEMNIFICATION OF THE ESCROW AGENT. Parent, the Surviving Corporation and Rohan jointly and severally agree to indemnify and hold the Escrow Agent and its directors, officers and employees harmless from and against any and all costs, charges, damages and reasonable attorneys' fees that the Escrow Agent in good faith may incur or suffer in connection with or arising out of this Escrow Agreement.

                  9.2 DUTIES OF THE ESCROW AGENT. The Escrow Agent shall have no duties other than those expressly imposed on it herein and in the Merger Agreement, and shall not be liable for any act or omission except for its own gross negligence or willful misconduct.

                  9.3 FEES OF THE ESCROW AGENT. The fees and charges of the Escrow Agent with respect to this Agreement are identified on SCHEDULE A attached hereto and shall be paid by Parent.

                  9.4 INSTRUCTIONS TO THE ESCROW AGENT. Notwithstanding any provision herein to the contrary, the Escrow Agent shall at any time and from time to time take such additional actions hereunder with respect to the Escrow Fund as shall be agreed to in writing by the Parent and Rohan. In the performance of its duties hereunder, the Escrow Agent may rely on any document reasonably believed by it to be genuine.

                  9.5 RESIGNATION OF THE ESCROW AGENT. The Escrow Agent may resign at any time by providing Parent, the Surviving Corporation, and Rohan with 30 days' prior written notice of its intention to do so, PROVIDED that a successor Escrow Agent has been appointed in writing by Parent, the Surviving Corporation, and Rohan. If a successor Escrow Agent is not appointed within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor Escrow Agent. The Escrow Agent's resignation shall be effective upon delivery of the Escrow Fund to the successor Escrow Agent and upon such successor's assumption of the obligations, rights and duties of the Escrow Agent hereunder.

                  9.6 DISPUTES. In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund, or there is any dispute over action to be taken or not taken by the Escrow Agent, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: resign so a successor can be appointed pursuant to Section 9.5 hereof or file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. The Escrow Agent agrees that, if it files a suit in interpleader, it shall do so in any of the state or federal courts having jurisdiction in the State of Minnesota. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the provisions hereof, and the Parent will bear the costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 9.6.

         10.      MISCELLANEOUS.

                  10.1 SEVERABILITY. Whenever possible, each provision of this Escrow Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Escrow Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

                  10.2 ASSIGNMENT. This Escrow Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, except that neither this Escrow Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

                  10.3 AMENDMENT AND WAIVER. The provisions of this Escrow Agreement may not be amended or waived except in a writing executed by each of the parties hereto. No course of dealing between or among any persons having any interest in this Escrow Agreement will be deemed effective to modify or amend any part of this Escrow Agreement or any rights or obligations of any person under or by reason of this Escrow Agreement.

                  10.4 NOTICES. All notices, requests, claims, demands and other communications to be given or delivered under or by reason of the provisions of this Escrow Agreement shall be in writing and shall be deemed to have been given when personally delivered, or three days after being mailed, if mailed by first class mail, return receipt requested, or one day after being sent by reputable overnight delivery service. Notices, demands and communications to any party hereto shall be sent to the address indicated below:

         If to Parent and
         Surviving Corporation:     Great Plains Software, Inc.
                                    1701 38th Street Southwest
                                    Fargo, North Dakota  58103
                                    Attention:  Douglas Herman, General Counsel

         With a copy to:            Dorsey & Whitney LLP
                                    8 Third Street North
                                    Suite 507
                                    Great Falls, Montana  59401
                                    Attention: Lawrence Martinez

         Notices to:                Michael L. Rohan

         With a copy to:            E*Law Group
                                    3555 West 110th Place
                                    Westminster, CO 80031
                                    Attention:  Jeremy Makarechian, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                  10.5 GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without regard for its conflict of laws principles.

                  10.6 COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, and any one of which need not contain the signatures of more than one party, and all of such counterparts taken together shall constitute one and the same instrument.

                  10.7 ADJUSTMENT OF MERGER CONSIDERATION. In the event there is an adjustment to the Merger Consideration pursuant to Section 2.01(b) of the Merger Agreement, Parent and Rohan shall provide a letter to the Escrow Agent with instructions to release such number of shares as determined in accordance with Section 2.01(b) of the Merger Agreement from the Escrow Fund to Parent.

                  10.8 ENTIRE AGREEMENT. This Escrow Agreement and the Merger Agreement constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, between or among the parties with respect to the subject matter of this Escrow Agreement.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

                                 GREAT PLAINS SOFTWARE, INC.

                                 -------------------------------------
                                 Name:
                                   Title:

                                 GPS ACQUISITION, INC.

                                 -------------------------------------
                                 Name:
                                   Title:

                                 FRx SOFTWARE CORPORATION

                                 -------------------------------------
                                 Name:
                                   Title:

                                 NORWEST BANK MINNESOTA, N.A.

                                 -------------------------------------
                                 Name:
                                   Title:

                                 -------------------------------------
                                 MICHAEL L. ROHAN

                                   SCHEDULE A

                              FEES OF ESCROW AGENT

                                                                       EXHIBIT C

                   FORM OF OPINION OF COUNSEL TO FRX SOFTWARE CORPORATION

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and corporate authority to own, operate and lease its properties and to conduct its business as now conducted.

         2. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the Related Documents. The Merger Agreement and the Related Documents have been duly authorized, executed and delivered by the Company.

         3. Each of the Merger Agreement and the Related Documents is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the foregoing qualifications.

         4. The execution and delivery by the Company of the Merger Agreement and the Related Documents, the performance by the Company of its obligations thereunder and the consummation of the Merger will not (a) constitute a violation (with or without the giving of notice or lapse of time or both) of any federal, state statute, regulation or rule having the force of law,
(b) to our knowledge, require any material authorization or any material consent or approval of any domestic governmental or regulatory authority that has not been obtained, other than compliance with applicable securities laws, the filing of the Certificate of Merger with the Delaware Secretary of State, together with an officers' certificate executed by Purchaser and an officers' certificate executed by the Company, as required by Delaware Law, (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of the Company or alter the rights or obligations of any third party under, or result in the creation of any lien or encumbrance on the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any material provisions or any material instrument, contract or other agreement specifically identified in the Disclosure Schedule, which are the only material agreements which we are aware of or (d) violate the Articles or Bylaws of the Company.

         5.       The capitalization of the Company is as follows:

                  (a) Common Stock. 30,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") 20,000,000 of which are designated Class A Common Stock and 10,000,000 of which are designated Class B Common Stock, to our knowledge 3,260,000 shares and 2,719381 shares, respectively, of which are currently issued and outstanding.

Such shares of outstanding Common Stock have been duly authorized and validly issued, are nonassessable, and, to our knowledge, are fully paid.

                  (b) Preferred Stock. 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), 1,000,000 of which have been designated Series A Preferred Stock, to our knowledge of which 600,000 shares are currently issued and outstanding, and 1,100,000 of which have been designated Series B Preferred Stock, 1,041,667 shares of which are currently issued and outstanding. The respective rights, privileges, restrictions and preferences of the Series A and Series B Preferred Stock are as stated in the Company's Certificate of Incorporation, as amended.

                  (c) Except as set forth in the Merger Agreement or the Disclosure Schedule, there are no preemptive rights or, to our knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any of the Company's equity securities.

         6. To our knowledge, there is no legal or governmental proceeding pending or threatened to which the Company is a party that we believe is likely to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Merger Agreement.

         7. To our knowledge, no authorization of any domestic governmental or regulatory authority is required for the execution and delivery of the Merger Agreement on behalf of the Company or for the Merger, except such as have been obtained, other than compliance with applicable securities laws, the filing of the Certificate of Merger with the Delaware Secretary of State, together with an officers' certificate executed by Purchaser and an officers' certificate executed by the Company, as required by Delaware Law.

         8. Subject to the filing of the Certificate of Merger with the Delaware Secretary of State, together with an officers' certificate executed by Purchaser and an officers' certificate executed by the Company, the Merger shall become effective under Delaware law on the date and at the time set forth in the Certificate of Merger.

                                                                       EXHIBIT D

                            NON-COMPETITION AGREEMENT

         This NON-COMPETITION AGREEMENT ("Agreement"), dated as of __________, 2000, is made by Michael L. Rohan ("Rohan") in favor of Great Plains Software, Inc., a Minnesota corporation ("Purchaser").

         A. Purchaser, FRx Software Corporation ("the Company") and others have entered into an Agreement and Plan of Merger dated as of February __, 2000 ("Merger Agreement"), pursuant to which Purchaser has purchased all of the outstanding share capital of FRx Software Corporation from its shareholders.

         B. As the controlling person of FRx Software Corporation, Rohan will benefit from the transactions contemplated in the Merger Agreement.

         Accordingly, and in consideration of the above premises and other good and valuable consideration, the receipt of which by Rohan is hereby acknowledged, and in order to induce Purchaser to enter into the Merger Agreement, Rohan hereby undertakes and agrees as follows:

         1. Rohan will not, for a period of two (2) years from the date of the closing of the transactions contemplated by the Merger Agreement (the "Limited Period"), anywhere in the United States or Canada or within the geographical area or territory where the business of Company is presently being conducted or may from time to time be conducted by Purchaser during the Limited Period, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with or have any interest in, as a stockholder, director, officer, employee, agent, consultant, partner or otherwise, (a) any business which derives a material portion of its revenues from the development, design, manufacture, production, sale, license, distribution of (i) any product which competes with the Software (as such term is defined in the Merger Agreement), (ii) any product which is a financial reporting component of back office industry modules, or (iii) any other products which have been developed, manufactured, produced, sold, licensed or distributed by Company and which are assigned to Purchaser under the Merger Agreement, or which are competitive with any of the above, or
                  (b) any business which derives a material portion of its revenues by providing support or maintenance services for any products described in subsection 1(a).

         However, nothing contained herein shall prohibit Rohan from (i) owning less than 5% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market or (ii) pursuing research, design and development activities solely for up and through feasibility purposes as defined in the research and development tax credit sections of the Internal Revenue Code of 1986, as amended. If any of the provisions of this paragraph is held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified form.

         2. Furthermore, Rohan will not, for three (3) years from the closing of the transactions contemplated by the Merger Agreement, alone or with others, solicit or assist any one else in the solicitation of, any of Purchaser's then-current employees to terminate their employment with Purchaser and to become employed by any business enterprise with which Rohan may then be associated, affiliated or connected.

         3. Since Purchaser will be irreparably damaged if the provisions hereof are not specifically enforced, Purchaser shall be entitled to an injunction restraining any violation of this Agreement by Rohan (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which Purchaser may have.

         4. This Agreement shall inure to the benefit of Purchaser and its successors and assigns, shall be binding upon Rohan and his successors and assigns and may not be waived, modified or terminated except in a writing signed by Rohan and Purchaser. This Agreement shall be governed by Minnesota law, excluding its choice of law rules. The parties hereto agree to the exclusive jurisdiction of the Federal or State courts located in Hennepin County, Minnesota for any dispute arising from or relating to this Agreement.

         5. Wherever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision shall become invalid or unenforceable under applicable law such provision shall be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement shall continue in full force and effect.

         6. As noted in paragraph 4 herein, the parties have agreed that this Agreement is to be governed by Minnesota law without regard to choice of law and to be enforced exclusively in the courts of general jurisdiction in the State of Minnesota. The undersigned recognize and acknowledge that receipt by the Members of significant consideration from Purchaser for the units pursuant to the Merger Agreement would not occur absent enforceable non-competition agreements from Rohan. Inasmuch as the law of other states may be less favorable concerning enforceability of reasonable non-competition agreements, the parties acknowledge that reference to Minnesota law herein is intentional and by signing these Agreements each party hereto expressly waives the right to proceed in any other courts or under any other law with respect hereto.

         7. If a court of competent jurisdiction issues a final and non-appealable decision finding that the Purchaser is in material breach of the Merger Agreement or any related documents or upon the payment by Purchaser of any indemnity under the Merger Agreement in connection with any such breach, Rohan's agreements in paragraphs 2 and 3 of this Agreement shall be null and void and without further force and effect.

         IN WITNESS WHEREOF, the undersigned has executed this Non-Competition Agreement as of the day and year first above written.


------------------------------------
Michael L. Rohan

Acknowledged and Accepted

GREAT PLAINS SOFTWARE, INC.

By:
   ---------------------------------

  Its:
      ------------------------------

                                                                       EXHIBIT E

                                LOCK-UP AGREEMENT

         This Lock-Up Agreement (this "Agreement") is dated as of _____________, 2000, between Great Plains Software, Inc., a Minnesota corporation ("Great Plains"), and ______________ (the "Shareholder").

                                    RECITALS

         WHEREAS, Great Plains, GPS Acquisition, Inc. ("Merger Sub") and FRx Software Corporation (the "Company") entered into an Agreement and Plan of Merger, dated ___________, 2000, (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger").

         WHEREAS, this Agreement is required to be executed and delivered by Shareholder to Great Plains and Great Plains would not enter into the Merger Agreement without the execution and delivery of this Agreement;

         WHEREAS, as a result of the Merger, Great Plains will issue to Shareholder _________ shares of common stock of Great Plains ("Great Plains Common Stock") in exchange for all the shares of common stock of the Company held by Shareholder (such shares of Great Plains Common Stock, as adjusted for stock splits, consolidations and the like, being referred to as the "Shares"); and

         WHEREAS, in order to induce Great Plains to enter into the Merger Agreement, the Shareholder has agreed to enter into and perform his, her or its obligations under this Agreement.

         NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Shareholder and Great Plains agree as follows:

1.       RESTRICTION ON SALE OF SHARES

         During the period from the Effective Date (as that term is defined in the Merger Agreement) through the date which is 90 days after the Effective Date, Shareholder shall not directly or indirectly sell, convey, offer or otherwise transfer or dispose of, voluntarily or involuntarily, more than an aggregate of 150,000 of the Shares held by Shareholder other than (i) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein; (ii) as a distribution to limited partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this Agreement; (iii) any transfer to the ancestors, descendants or spouse of the undersigned or to trusts for the benefit of such persons or the undersigned, provided such transferees thereof agree in writing to be bound by the terms of this

Agreement; or (iv) with the prior written consent of Great Plains which may be withheld for any or no reason whatsoever; provided, however, during such 90 day period Shareholder will not sell more than an aggregate of 15,000 of the Shares on any one trading day. During each one month period thereafter, an additional one sixth of the Shares shall be free from the transfer restrictions of this
Section 1 and may be transferred by Shareholder to the extent permitted by applicable law, and the balance of such Shares shall remain subject to the transfer restrictions of this Section. After the date which is 270 days following the Effective Date, the balance of the Shares shall be free from the transfer restrictions of this Section 1 and may be transferred to the extent permitted by applicable law. The share certificates representing the Shares shall bear legends indicating that such Shares are subject to the provisions of this Agreement. Such legends shall only be removed after such provisions have expired. The foregoing legends shall be removed by Great Plains as promptly as practicable after receipt of notice from Shareholder that the foregoing restriction periods have expired. Shareholder agrees and consents to the entry of stop transfer instructions with Great Plains's transfer agent against the transfer of Shares subject to the transfer restrictions of this Section 1.

2.       GENERAL PROVISIONS

         2.1      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota applicable to contracts executed in and to be performed entirely in such State, without reference to any rules governing conflict of laws.

         2.2      HEADINGS

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         2.3      COUNTERPARTS

         This Agreement may be executed and delivered (including by facsimile transmission) in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one agreement.

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

                                     GREAT PLAINS SOFTWARE, INC.


                                     ------------------------------------------
                                     By:
                                     Title:

                                     SHAREHOLDER:


                                     ------------------------------------------
                                     Name:

                                                                       EXHIBIT E

                                LOCK-UP AGREEMENT

         This Lock-Up Agreement (this "Agreement") is dated as of _____________, 2000, between Great Plains Software, Inc., a Minnesota corporation ("Great Plains"), and ______________ (the "Shareholder").

                                    RECITALS

         WHEREAS, Great Plains, GPS Acquisition, Inc. ("Merger Sub") and FRx Software Corporation (the "Company") entered into an Agreement and Plan of Merger, dated ___________, 2000, (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger").

         WHEREAS, this Agreement is required to be executed and delivered by Shareholder to Great Plains and Great Plains would not enter into the Merger Agreement without the execution and delivery of this Agreement;

         WHEREAS, as a result of the Merger, Great Plains will issue to Shareholder _________ shares of common stock of Great Plains ("Great Plains Common Stock") in exchange for all the shares of common stock of the Company held by Shareholder (such shares of Great Plains Common Stock, as adjusted for stock splits, consolidations and the like, being referred to as the "Shares"); and

         WHEREAS, in order to induce Great Plains to enter into the Merger Agreement, the Shareholder has agreed to enter into and perform his, her or its obligations under this Agreement.

         NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Shareholder and Great Plains agree as follows:

1.       RESTRICTION ON SALE OF SHARES

         During the period from the Effective Date (as that term is defined in the Merger Agreement) through the date which is 90 days after the Effective Date, Shareholder shall not directly or indirectly sell, convey, pledge, offer or otherwise transfer or dispose of, voluntarily or involuntarily, over an aggregate of 15,000 Shares held by Shareholder other than (i) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein; (ii) as a distribution to limited partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this Agreement; (iii) any pledge made pursuant to a bona fide loan transaction that creates a mere security interest, provided the pledgee in any such transaction agrees in writing to be bound by the terms of this Agreement; (iv) any transfer to the ancestors, descendants or spouse of the undersigned or to trusts for the benefit of such persons or the undersigned, provided such transferees thereof agree in writing to be bound by the terms of this Agreement; or (v) with the prior written consent of Great Plains which may be withheld for any or no reason whatsoever. During each three month period thereafter, an additional one third of the Shares shall be free from the transfer restrictions of this Section 1 and may be transferred by Shareholder to the extent permitted by applicable law, and the balance of such Shares shall remain subject to the transfer restrictions of this Section. After the date which is 180 days following the Effective Date, the balance of the Shares shall be free from the transfer restrictions of this Section 1 and may be transferred to the extent permitted by applicable law. The share certificates representing the Shares shall bear legends indicating that such Shares are subject to the provisions of this Agreement. Such legends shall only be removed after such provisions have expired. The foregoing legends shall be removed by Great Plains as promptly as practicable after receipt of notice from Shareholder that the foregoing restriction periods have expired. Shareholder agrees and consents to the entry of stop transfer instructions with Great Plains's transfer agent against the transfer of Shares subject to the transfer restrictions of this Section 1.

2.       GENERAL PROVISIONS

         2.1      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota applicable to contracts executed in and to be performed entirely in such State, without reference to any rules governing conflict of laws.

         2.2      HEADINGS

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         2.3      COUNTERPARTS

         This Agreement may be executed and delivered (including by facsimile transmission) in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one agreement.

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

                                     GREAT PLAINS SOFTWARE, INC.


                                     ------------------------------------------
                                     By:
                                     Title:

                                     SHAREHOLDER:


                                     ------------------------------------------
                                     Name:



                                      -3-